SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

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GateHouse Media, Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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To Our Stockholders:

I am pleased to invite you to attend the annual meeting of stockholders of GateHouse Media, Inc. to be held on May 27, 2010 at 9:00 a.m., in the Board Room at GateHouse Media, Inc., located at 350 WillowBrook Office Park, Fairport, New York 14450.

Details regarding admission to the meeting and the business to be conducted are more fully described in the accompanying Notice of Annual Meeting and Proxy Statement.

Your vote is important. Whether or not you plan to attend the annual meeting, we hope you will vote as soon as possible. You may vote by telephone or by mailing a proxy or voting instruction card in the provided pre-addressed envelope. Voting by phone or by written proxy will ensure your representation at the annual meeting regardless of whether you attend in person. Please review the instructions on the proxy or voting instruction card regarding each of these voting options.

Thank you for your support and interest in GateHouse Media, Inc.

Sincerely,

Michael E. Reed
Chief Executive Officer

2010 ANNUAL MEETING OF STOCKHOLDERS

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

GATEHOUSE MEDIA, INC.
350 WillowBrook Office Park
Fairport, New York 14450
(585) 598-0030

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Time and Date	9:00 a.m. on May 27, 2010

Place	Board Room at GateHouse Media, Inc., located at 350 WillowBrook Office Park, Fairport, New York 14450.

Items of Business	(a) To elect one Class I director.

(b) To consider and act upon a proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010.

(c) To consider and act upon such other business as may properly come before the meeting.

Adjournments and Postponements	Any action on the items of business described above may be considered at the annual meeting at the time and date specified above or at any time and date to which the annual meeting may be properly adjourned or postponed.

Record Date	You are entitled to vote only if you were a GateHouse Media, Inc. stockholder as of the close of business on March 29, 2010.

Meeting Admission	You are entitled to attend the annual meeting only if you were a GateHouse Media, Inc. stockholder as of the close of business on March 29, 2010 or hold a valid proxy for the annual meeting. You should be prepared to present photo identification for admittance. In addition, if you are a stockholder of record or hold your shares through the GateHouse Media, Inc. Omnibus Stock Incentive Plan, your ownership as of the record date will be verified prior to being admitted to the meeting. If you are not a stockholder of record but hold shares through a broker, trustee or nominee (i.e., in street name), you must provide proof of beneficial ownership as of the record date, such as your most recent account statement prior to March 29, 2010, a copy of the voting instruction card provided by your broker, trustee or nominee, or similar evidence of ownership. If you do not provide photo identification and comply with the other procedures outlined above, you will not be admitted to the annual meeting. The annual meeting will begin promptly at 9:00 a.m. Check-in will begin at 8:30 a.m. and you should allow ample time for the check-in procedures.

Voting	Your vote is very important. Whether or not you plan to attend the annual meeting, we encourage you to read this proxy statement and submit your proxy or voting instructions as soon as possible as outlined on the voting instruction card or as instructed in the Notice of Internet Availability of Proxy Materials.

You may submit your proxy or voting instruction card for the annual meeting by completing, signing, dating and returning your proxy or voting instruction card in the preaddressed envelope provided, or, in most cases, by using the telephone. For specific instructions on how to vote your shares, please refer to the section entitled Questions and Answers — Voting Information beginning on page 3 of this proxy statement and the instructions on the proxy or voting instruction card or as instructed in the Notice of Internet Availability of Proxy Materials.

By order of the Board of Directors,

Polly Grunfeld Sack, Senior Vice President, Secretary and General Counsel

This notice of annual meeting and proxy statement and form of proxy are being distributed on or about April 12, 2010.

QUESTIONS AND ANSWERS

Proxy Materials

1.	Why am I receiving these materials?

The Board of Directors (the “Board”) of GateHouse Media, Inc., a Delaware corporation (hereafter referred to as “GateHouse Media”, the “Company”, “our” or “we”), is providing these proxy materials to you in connection with GateHouse Media’s annual meeting of stockholders, which will take place on May 27, 2010. As a stockholder, you are invited to attend the annual meeting and are entitled to and requested to vote on the items of business described in this proxy statement.

2.	Why am I being asked to review materials on-line?

Under rules recently adopted by the U.S. Securities and Exchange Commission (the “SEC”), we are now furnishing proxy materials to some of our stockholders on the Internet, rather than mailing printed copies of those materials to each stockholder. If you received a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials unless you request one. Instead, the Notice of Internet Availability of Proxy Materials will instruct you as to how you may access and review the proxy materials on the Internet. If you received a Notice of Internet Availability of Proxy Materials by mail and would like to receive a printed copy of our proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials. We anticipate that the Notice of Internet Availability of Proxy Materials will be mailed to stockholders on or about April 12, 2010.

3.	What information is contained in the proxy statement?

The information in the proxy statement relates to the proposals to be voted on at the annual meeting, the voting process, GateHouse Media’s Board and Board committee, the compensation of directors and executive officers for fiscal 2009, and other required information.

4.	How may I obtain GateHouse Media’s Form 10-K and other financial information?

A copy of our 2009 Annual Report, which includes our 2009 Form 10-K, is enclosed.

Stockholders may request another free copy of our 2009 Annual Report, which includes our 2009 Form 10-K, from:

GateHouse Media, Inc.
Attn: Investor Relations
350 WillowBrook Office Park
Fairport, New York 14450
(585) 598-0030

Alternatively, you can access our 2009 Annual Report, which includes our 2009 Form 10-K, on our website under the Investors tab at: www.gatehousemedia.com

5.	How may I request an electronic copy of the proxy materials, if I am currently receiving a paper copy?

If you wish to receive an electronic copy of our proxy materials in the future, please contact your broker if you are not a stockholder of record. If you are a stockholder of record or hold your shares through the GateHouse Media, Inc. Omnibus Stock Incentive Plan (along with any agreements issued in connection therewith, collectively, the “Incentive Plan”) contact our transfer agent (See Question 22).

6.	What should I do if I receive more than one set of voting materials?

You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each GateHouse Media proxy card and voting instruction card that you receive or vote by using the telephone for each proxy card and voting instruction card you receive.

Voting Information

7.	What items of business will be voted on at the annual meeting?

The items of business scheduled to be voted on at the annual meeting are:

•	The election of one Class I director; and

•	To consider and act upon a proposal to ratify the appointment of Ernst & Young LLP (“EY”) as our independent registered public accounting firm for the for the fiscal year ending December 31, 2010.

We also will consider any other business that is properly presented at the annual meeting.

8.	How does the Board recommend that I vote?

Our Board recommends that you vote your shares “FOR” the nominee to the Board, and “FOR” the ratification of EY as our independent registered public accounting firm for the 2010 fiscal year.

9.	What shares can I vote?

Each share of GateHouse Media common stock issued and outstanding as of the close of business on March 29, 2010, the Record Date, is entitled to one vote on all items being voted upon at the annual meeting. You may vote all shares owned by you as of the Record Date, including (a) shares held directly in your name as the stockholder of record and (b) shares held for you as the beneficial owner through a broker, trustee or other nominee such as a bank. On the Record Date, we had 58,098,231 shares of common stock issued and outstanding.

10.	How can I vote my shares in person at the annual meeting?

Shares held in your name as the stockholder of record may be voted in person at the annual meeting. Shares held beneficially in street name may be voted in person at the annual meeting only if you obtain a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the annual meeting, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the meeting.

11.	How can I vote my shares without attending the annual meeting?

•	By Telephone — after your receipt of hard copies of the proxy materials (either directly or as outlined in the Notice of Internet Availability of Proxy Materials). Stockholders of record of our common stock who live in the United States or Canada may submit proxies by following the “Vote by Telephone” instructions on the proxy cards. Most stockholders who hold shares beneficially in street name and live in the United States or Canada may vote by phone by calling the number specified on the voting instruction cards provided by their brokers, trustees or nominees. Please check the voting instruction card for telephone voting availability.

•	By Mail — after your receipt of hard copies of the proxy materials (either directly or as outlined in the Notice of Internet Availability of Proxy Materials). Stockholders of record of our common stock may submit proxies by completing, signing and dating their proxy cards and mailing them in the accompanying pre-addressed envelope. Stockholders who hold shares beneficially in street name may vote by mail by completing, signing and dating the voting instruction cards provided and mailing them in the accompanying pre-addressed envelopes.

If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, you are considered a stockholder of record with respect to those shares and a set of proxy materials has been sent directly to you by American Stock Transfer & Trust Company. Please carefully consider the information contained in the proxy statement and, whether or not you plan to attend the meeting, vote by one of the above methods so that we can be assured of having a quorum present at the meeting and so that your shares may be voted in accordance with your wishes even if you later decide not to attend the annual meeting.

If like most stockholders of GateHouse Media, you hold your shares in street name through a stock broker, bank or other nominee rather than directly in your own name, you are considered the beneficial owner of shares, and the Notice of Internet Availability of Proxy Materials is being forwarded to you by Broadridge Financial Solutions, Inc. Please carefully consider the information contained in the proxy statement and, whether or not you plan to attend the meeting, vote by one of the above methods so that we can be assured of having a quorum present at the meeting and so that your shares may be voted in accordance with your wishes even if you later decide not to attend the annual meeting.

12.	What is the deadline for voting my shares?

If you hold shares as the stockholder of record, your vote by proxy must be received before the polls close at the annual meeting. If you hold shares beneficially in street name, please follow the voting instructions provided by your broker, trustee or nominee.

13.	May I change my vote?

If you are the stockholder of record, you may revoke your proxy by granting a new proxy bearing a later date (which automatically revokes the earlier proxy), by providing a written notice of revocation to our Corporate Secretary at the address noted below in response to Question 25 prior to the annual meeting, or by attending the annual meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically make that request at the annual meeting. For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, trustee or nominee in accordance with the instructions for the voting instruction card, or, if you have obtained a legal proxy from your broker or nominee giving you the right to vote your shares, by attending the meeting and voting in person.

14.	Is my vote confidential?

Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner designed to protect your voting privacy, and will not be disclosed, except as necessary to meet applicable legal requirements and under other limited circumstances.

15.	How are votes counted?

In the election of the director, you may vote “FOR,” “AGAINST” or “ABSTAIN” with respect to the nominee. If you elect to “ABSTAIN” in the election of the director, the abstention will not impact the election of the director. In tabulating the voting results for the election of the director, only “FOR” and “AGAINST” votes are counted.

For the ratification of the appointment of EY as our independent registered public accounting firm for the fiscal year ending December 31, 2010 and other items of business that may be properly presented at the annual meeting, you may vote “FOR,” “AGAINST” or “ABSTAIN.” If you elect to “ABSTAIN,” the abstention has the same effect as a vote “AGAINST.”

If you provide specific instructions with regard to certain items, your shares will be voted as you instruct on such items. If you sign your proxy card or voting instruction card without giving specific instructions, your shares will be voted in accordance with the recommendations of the Board (“FOR” the nominee to the Board, and “FOR” ratification of our independent registered public accounting firm).

16.	What is the voting requirement to approve each of the proposals?

In the election of the director, the director will be elected by a plurality of the votes cast for him. A plurality of votes cast means that the number of votes cast “FOR” the nominee’s election must exceed the number of votes cast “AGAINST” such nominee’s election. If the nominee receives more “FOR” votes than “AGAINST” votes, the nominee will be elected. All other matters voted upon at the meeting will be decided by a majority of the votes cast.

If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal. Thus, broker non-votes will not affect the outcome of any matter being voted on at the meeting, assuming that a quorum is obtained. Abstentions have the same effect as votes against the matter except in the election of the director, as described above.

17.	What happens if additional matters are presented at the annual meeting?

Other than the two items of business described in this proxy statement, we are not aware of any other business to be acted upon at the annual meeting. If you grant a proxy pursuant to this proxy statement, the persons named as proxy holders, Garrett J. Cummings and Monica Treviso, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any reason the nominee is not available as a candidate for director, the persons named as proxy holders will vote for your proxy for such other candidate or candidates as may be nominated by the Board.

18.	Who will serve as inspector of elections?

The inspectors of elections will be Elizabeth Lewis and Sheryl Costa.

19.	Who will bear the cost of soliciting votes for the annual meeting?

GateHouse Media is making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. If you choose to access the proxy materials over the Internet, you are responsible for Internet access charges you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees who will not receive any additional compensation for such solicitation activities. We also will reimburse brokerage houses and other custodians, nominees and fiduciaries for forwarding proxy and solicitation materials to stockholders.

20.	Where can I find the voting results of the annual meeting?

We intend to announce preliminary voting results at the annual meeting and publish final results on a Current Report on Form 8-K which will be filed by us with the SEC within four business days of the annual meeting.

Stock Ownership Information

21.	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Most of our stockholders hold their shares through a broker or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

If your shares are held in a brokerage account or by another nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you together with a voting instruction card on behalf of your broker, trustee or nominee. As the beneficial owner, you have the right to direct your broker, trustee or nominee how to vote and you also are invited to attend the annual meeting. Your broker, trustee or nominee has enclosed or provided voting instructions for you to use in directing the broker, trustee or nominee how to vote your shares. Since a beneficial owner is not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a legal proxy from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the meeting.

22.	What if I have questions for GateHouse Media’s transfer agent?

Please contact our transfer agent, at the phone number listed below, with questions concerning stock certificates, dividend checks, transfer of ownership or other matters pertaining to your stock account.

American Stock Transfer & Trust Company: (800) 937-5449

Annual Meeting Information

23.	How can I attend the annual meeting?

You are entitled to attend the annual meeting only if you were a GateHouse Media stockholder as of the close of business on March 29, 2010 or you hold a valid proxy for the annual meeting. You should be prepared to present photo identification for admittance. If you are not a stockholder of record but hold shares through a broker, trustee or nominee (i.e., in street name), you must provide proof of beneficial ownership on the record date, such as your most recent account statement prior to March 29, 2010, a copy of the voting instruction card provided by your broker, trustee or nominee, or other similar evidence of ownership. If you do not provide photo identification or comply with the other procedures outlined above, you will not be admitted to the annual meeting.

The meeting will begin promptly at 9:00 a.m. Check-in will begin at 8:30 a.m., and you should allow ample time for the check-in procedures.

24.	How many shares must be present or represented to conduct business at the annual meeting?

Holders of a majority of shares of our common stock entitled to vote must be present in person or represented by proxy in order to conduct business and vote on matters raised at the meeting. Both abstentions and broker non-votes described previously in Question 16 are counted for the purposes of determining the presence of a quorum.

Stockholder Proposals, Director Nominations and Related Bylaw Provisions

25.	What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders?

You may submit proposals for consideration at future stockholder meetings. For a stockholder proposal to be considered for inclusion in our proxy statement for next year’s annual meeting, our Corporate Secretary must receive the written proposal at our principal executive offices no later than December 13, 2010. Such proposals also must comply with Rule 14a-8 promulgated by the SEC regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:

GateHouse Media, Inc.
Attn: Corporate Secretary
350 WillowBrook Office Park
Fairport, New York 14450

For a stockholder proposal that is not intended to be included in our proxy statement under Rule 14a-8, the stockholder must provide the information required by our Amended and Restated Bylaws and give timely notice to our Corporate Secretary in accordance with our Amended and Restated Bylaws, which, in general, require that the notice be received by our Corporate Secretary:

•	Not earlier than the close of business on January 27, 2011; and

•	Not later than the close of business on February 26, 2011.

If the date of the stockholder meeting is moved to a date more than 25 days before or after the anniversary of our annual meeting for the prior year, then notice of a stockholder proposal that is intended to be included in our proxy statement must be received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever occurs first.

26.	How may I recommend or nominate individuals to serve as directors?

You may propose director candidates for consideration by the Board. Any such recommendations should include the nominee’s name and qualifications for Board membership and should be directed to our Corporate Secretary at the address of our principal executive offices set forth in response to Question 25 above.

In addition, our Amended and Restated Bylaws permit stockholders to nominate directors for election at an annual stockholder meeting. To nominate a director, a stockholder must deliver the information required by our Amended and Restated Bylaws and a statement by the nominee consenting to being named as a nominee and consenting to serve as a director if elected.

27.	What is the deadline to nominate individuals to serve as directors?

To nominate an individual for election at next year’s annual stockholder meeting, a stockholder must give timely notice to our Corporate Secretary in accordance with our Amended and Restated Bylaws, which, in general, require that the notice be received by our Corporate Secretary between the close of business on January 27, 2011 and the close of business on February 26, 2011, unless the annual meeting is moved to a date more than 25 days before or after the anniversary of the prior year’s annual meeting, in which case the deadline will be as described in Question 25.

28.	How may I obtain a copy of GateHouse Media’s Amended and Restated Bylaw provisions regarding stockholder proposals and director nominations?

You may contact our Corporate Secretary at our principal executive offices, set forth in response to Question 25 above, for a copy of the relevant Amended and Restated Bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates. Our Amended and Restated Bylaws also are available on our website at www.gatehousemedia.com.

Further Questions

29.	Who can help answer my questions?

If you: (a) have any questions about the annual meeting; (b) have any questions how to vote or revoke your proxy; and/or (c) need additional copies of this proxy statement or voting materials, you should contact Mark Maring at: (585) 598-6874 / investorrelations@gatehousemedia.com

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

GateHouse Media is committed to maintaining high standards of business conduct and corporate governance, which we believe are essential to running our business efficiently, serving our stockholders well and maintaining our integrity in the marketplace. To that end, we have adopted a Code of Business Conduct and Ethics for our directors, officers and employees, including a separate Code of Ethics for our Chief Executive Officer and senior financial officers. In addition, we have adopted the Corporate Governance Guidelines of GateHouse Media, Inc., as amended and restated on May 7, 2009 (our “Corporate Governance Guidelines”), which, in conjunction with our Amended and Restated Articles of Incorporation, Amended and Restated Bylaws and Audit Committee charter, form the framework for our corporate governance. All of our corporate governance materials, including the Audit Committee charter, are available on our website at www.gatehousemedia.com. These materials also are available in print to any stockholder upon request. The Board regularly reviews corporate governance developments and makes modifications as warranted.

Board and Board Committee Independence

Our Corporate Governance Guidelines require that a majority of our Board consist of independent directors. For a director to be considered independent, the Board must determine that the director does not have any material relationship with us (either directly or as a partner, stockholder or officer of an organization that has a relationship with us). The Board has established guidelines to assist it in determining director independence, which conform to the independence standards of the New York Stock Exchange. As of the date of this proxy statement, our Board has determined that three out of our five current directors (Messrs. Friedman, Osborne and Sheehan) are independent, including the one director nominee standing for election at our annual meeting.

According to our Corporate Governance Guidelines, all members of the Audit Committee must be independent directors. Members of the Audit Committee also must satisfy a separate SEC independence requirement, which provides that they may not accept directly or indirectly any consulting, advisory or other compensatory fee from us or any of our subsidiaries other than their compensation for service as directors.

Executive Sessions

The independent directors meet at least once each year in regularly scheduled executive sessions. Additional executive sessions may be scheduled by independent directors. The chairperson of the Audit Committee presides over these sessions.

Board Structure and Committee Composition

As of the date of this proxy statement, our Board has five directors and a standing Audit Committee. On December 19, 2008, the Board discharged its Nominating and Corporate Governance Committee and its Compensation Committee. The committee membership and function of the Audit Committee is described below. The Audit Committee operates under a written charter adopted by the Board.

Except for Mr. Edens, our Chairman of the Board, all of our current directors (including the nominee for election as a Class I director at this year’s annual meeting, Mr. Friedman) joined our Board on October 24, 2006 in connection with the commencement of our initial public offering and the initial listing of our common stock on the New York Stock Exchange (we were delisted from the New York Stock Exchange effective October 24, 2008). During fiscal year 2009, our Board held five meetings. Each director attended at least 75% of the Board meetings and committee meetings on which he served (except for Wesley R. Edens). During fiscal year 2009, our Board also took corporate action by written consents without a meeting. Each director is expected to attend, absent unusual circumstances, all annual and special meetings of stockholders. Such attendance may be in person or by conference call.

Name of Director	Audit Committee

Wesley R. Edens — Chairman of the Board
Michael E. Reed
Richard L. Friedman
Burl Osborne	Member
Kevin M. Sheehan	Chair

Board Leadership Structure

We currently split the roles of Chairman of the Board and Chief Executive Officer. The Board believes that separating these two positions allows each person to focus on their individual responsibilities and enhances the accountability of our Chief Executive Officer to the Board. Under this structure, our Chief Executive Officer can focus his attention on the day-to-day operations and performance of our company and on implementing our longer-term strategic direction. At the same time, our Chairman of the Board can focus his attention on longer term strategic issues, setting the agenda for and on providing insight and guidance to our Chief Executive Officer. We currently believe that the separation of the roles of Chairman of the Board and Chief Executive Officer is appropriate, however, our Corporate Governance Guidelines do not require the separation of the offices of the Chairman of the Board and the Chief Executive Officer. The Board is free to choose its Chairman of the Board in any way that it deems best at any given point in time.

The Board’s Role in Risk Oversight

The Board is responsible for enterprise risk management, including risks associated with our corporate governance, such as board organization, membership, structure and leadership succession planning, as well as the management of risks arising from our executive compensation policies and programs. While the Board retains responsibility for the general oversight of risks, it has delegated financial oversight to our Audit Committee, which focuses on financial risk, including those that could arise from our accounting and financial reporting processes and our consolidated financial statement audits.

The Board and the Audit Committee work together to provide enterprise-wide oversight of our management and handling of risk. These responsibilities are satisfied through periodic reports from the Audit Committee chairman regarding the risk considerations within its area of expertise, as well as through periodic reports to the Board, or the Audit Committee, from our management team on areas of material risk to the company, including operational, financial, legal, regulatory and strategic risks. The Board, or the Audit Committee with respect to risks within its scope, reviews these reports to enable it to understand our risk identification, risk management and risk mitigation strategies. The Audit Committee chairman will report to the Board at subsequent Board meetings regarding particular risks within the scope of the Audit Committee, enabling the Board and the Audit Committee to coordinate the risk oversight role.

Audit Committee

The Audit Committee was established under a written charter adopted in October 2006 and which became effective as of the time we were first listed on the New York Stock Exchange (we were delisted from the New York Stock Exchange effective October 24, 2008). Our Audit Committee oversees a broad range of issues surrounding our accounting and financial reporting processes and audits of our financial statements. In particular, our Audit Committee: (a) assists the Board in monitoring the integrity of our financial statements, our compliance with legal and regulatory requirements, our independent auditor’s qualifications and independence and the performance of our internal audit function and independent auditors; (b) assumes direct responsibility for the appointment, compensation, retention and oversight of the work of any independent registered public accounting firm engaged for the purpose of performing any audit, review or attest services and for dealing directly with any such accounting firm; (c) provides a forum for consideration of matters relating to any audit issues; and (d) prepares the audit committee report that the SEC rules require be included in our annual proxy statement. The Audit Committee met five times during fiscal year 2009, in addition to acting by written consent without a meeting. The members of our Audit Committee are Messrs. Sheehan and Osborne. Mr. Sheehan is our Audit Committee chair and our Audit Committee financial expert under applicable SEC rules. Each member of our Audit Committee is “independent” as defined under the Exchange Act and New York Stock Exchange rules.

Compensation Committee

On December 19, 2008 the Board discharged its standing Compensation Committee. The Board is of the view that it has the requisite skill and judgment to perform this function without a formal committee. Currently, the entire Board, except for Mr. Reed, performs those functions that were customarily performed by the Compensation Committee, which include: (a) reviewing policy relating to the compensation and benefits of our officers and employees; (b) reviewing and approving the corporate goals and objectives relevant to the compensation of the Chief Executive Officer and other senior officers; (c) evaluating performance of such officers in light of those goals and objectives and determining compensation of these officers based on such evaluations; (d) reviewing the Compensation Discussion and Analysis for inclusion in our proxy statement; and (e) producing a report on executive officer compensation as required by the SEC to be included in our annual proxy statement.

Nominating and Corporate Governance Committee

On December 19, 2008 the Board discharged its standing Nominating and Corporate Governance Committee. The Board is of the view that it has the requisite skill and judgment to perform this function without a formal committee. Currently, the entire Board performs those functions that were customarily performed by the Nominating and Corporate Governance Committee. The primary function of the Board, when serving in this role, is to: (a) identify, review and recommend nominees for election as directors; (b) recommend directors to serve on the Audit Committee; (c) oversee the evaluation of our management; and (d) develop, review and recommend corporate governance guidelines.

Compensation Committee Interlocks and Insider Participation

Since December 19, 2008, the date that the Compensation Committee was discharged, the Board, with the exception of Michael Reed, has assumed those functions formerly carried out by the Compensation Committee. No member of the Board performing the functions formerly carried out by the Compensation Committee was an officer or employee of ours during 2008, or at any time prior. With the exception of the Chairman of the Board, Mr. Edens, no member of the Board performing the functions formerly carried out by the Compensation Committee had any relationship with us during 2009 pursuant to which disclosure would be required under applicable SEC rules pertaining to the disclosure of transactions with related persons (as defined below). None of our executive officers currently serves or has ever served as a member of the board of directors, the compensation committee, or any similar body, of any entity one of whose executive officers served on our Board or the Compensation Committee.

Director Nominees

Stockholder Recommendations

The Board will consider properly submitted stockholder recommendations of candidates for membership on the Board according to the procedures described below under “Identifying and Evaluating Candidates for Directors.” In evaluating such recommendations, the Board seeks to achieve a balance of knowledge, experience and capability on the Board and to address the membership criteria set forth below under “Director Qualifications.” Any stockholder recommendations proposed for consideration by the Board must be in writing, include the candidate’s name and qualifications for Board membership and should be addressed to:

GateHouse Media, Inc.
Attn: Corporate Secretary
350 WillowBrook Office Park
Fairport, New York 14450
Fax: (585) 248-9562

Stockholder Nominations

In addition, our Amended and Restated Bylaws permit stockholders to nominate directors for consideration at any annual stockholder meeting. For a description of the process for nominating directors at the annual meeting, see “Questions and Answers — Stockholder Proposals, Director Nominations and Related Bylaw Provisions — Question 26. How may I recommend or nominate individuals to serve as directors?” on page 7 of this proxy statement.

Director Qualifications

Our Corporate Governance Guidelines contain Board membership criteria that apply to nominees recommended for a position on our Board. At a minimum, the Board shall consider: (a) whether each such nominee has demonstrated, by significant accomplishment in his or her field, an ability to make a meaningful contribution to the Board’s oversight of the business and affairs of our company; and (b) the nominee’s reputation for honesty and ethical conduct in his or her personal and professional activities. Additional factors which the Board may consider include a candidate’s specific experiences and skills, relevant industry background and knowledge, time availability in light of other commitments, potential conflicts of interest, material relationships with our company and independence from our management and our company. The Board also may seek director candidates with a diversity of backgrounds, experiences, gender and race. Each candidate should be committed to enhancing stockholder value and should have sufficient time to carry out the required duties and to provide insight and practical wisdom based on experience. A candidate’s service on other boards of public companies should be limited to a number that permits the candidate to perform responsibly all director duties. Each director must represent the interest of all our stockholders.

Identifying and Evaluating Candidates for Directors

The Board uses a variety of methods for identifying and evaluating nominees for director. The Board regularly assesses its appropriate size and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Board may consider several potential candidates. Candidates may come to the attention of the Board through its current members, professional search firms, stockholders or other persons.

Identified candidates are evaluated at regular or special meetings of the Board and may be considered at any point during the year. As described above, the Board considers properly submitted stockholder recommendations for candidates for the Board to be included in our proxy statement. If any materials are provided by a stockholder in connection with the nomination of a director candidate, such materials should be addressed to:

GateHouse Media, Inc.
Attn: Corporate Secretary
350 WillowBrook Office Park
Fairport, New York 14450
Fax: (585) 248-9562

Communications with Directors

The Board has adopted a process by which stockholders and other interested parties may communicate with the independent directors of the Board or the chairperson of the Audit Committee by regular mail. You may send communications by regular mail to the attention of the Chairperson, Audit Committee; or to the independent directors as a group to the Independent Directors, each c/o Corporate Secretary, GateHouse Media, Inc., 350 WillowBrook Office Park, Fairport, New York 14450.

Our management will review all communications received to determine whether the communication requires immediate action. Management will pass on all communications received, or a summary of such communications, to the appropriate director or directors.

Policy on Transactions with Related Persons

The Board recognizes the fact that transactions with related persons present a heightened risk of conflicts of interests and/or improper valuation (or the perception thereof). Any transaction with our company or affiliates of ours in which a director, executive officer or beneficial holder of more than 5% of the outstanding shares of common stock, or any immediate family member of the foregoing (each, a “related person”) has a direct or indirect material interest, and where the amount involved exceeds $120,000, must be specifically disclosed by us in our public filings. See the discussion on page 18 of this proxy statement under the heading “Related Person Transactions.”

Our Code of Business Conduct and Ethics, applicable to employees, officers and directors, discourages transactions where there is or could be an appearance of a conflict of interest. In addition, this Code requires specific approval by a designated member of management of transactions involving us and one of our employees, officers or directors. Our Amended and Restated Certificate of Incorporation also provides regulation, definition and guidance on related business activities, corporate opportunities and agreements with significant stockholders.

DIRECTOR COMPENSATION

Each independent director is entitled to receive an annual retainer of $30,000, payable in two equal semi-annual installments. In addition, an annual fee of $5,000 is paid, in two equal semi-annual installments, to the chair of the Audit Committee. Fees to independent directors may be paid by issuance of our common stock, based on the value of our common stock at the date of issuance, rather than in cash, unless the issuance would prevent such director from being determined to be independent. Such stock must be granted pursuant to a stockholder-approved plan. All members of our Board are reimbursed for reasonable expenses incurred in attending Board meetings.

Messrs. Friedman, Osborne and Sheehan, were each granted a number of restricted shares of common stock in October 2006 having a value of $300,000 based on the fair market value of our shares on the date of grant. As of the date of this proxy statement all of these restricted shares of common stock are fully vested, having vested in three equal tranches on the last day of each of fiscal years 2007, 2008 and 2009. The independent directors holding these shares of restricted common stock (whether or not such shares were vested) were entitled to any dividends that became payable on such shares during the restricted period.

Except as otherwise provided by the plan administrator of the Incentive Plan, on the first business day after our annual meeting of stockholders and each such annual meeting thereafter during the term of the Incentive Plan, each of the independent directors who is serving following such annual meeting will automatically be granted under the Incentive Plan a number of unrestricted shares of our common stock having a fair market value of $15,000 as of the date of grant; however, Messrs. Friedman, Osborne and Sheehan, all of whom were granted the restricted shares of common stock described above, will not be eligible to receive these automatic annual grants. As such, no directors received unrestricted share grants for the fiscal year ending December 31, 2009.

2009 DIRECTOR COMPENSATION TABLE

The following table provides information about the compensation earned by our independent directors during 2009.

	Fees Earned or
	Paid in Cash(1)(2)
Name	($)	Stock Awards ($)	Total ($)

Richard L. Friedman	30,000	—	30,000
Burl Osborne	30,000	—	30,000
Kevin M. Sheehan	35,000	—	35,000

(1)	Amounts in this column reflect the annual cash retainer of $30,000 earned for 2009.

(2)	Mr. Sheehan’s cash fee includes an additional $5,000 retainer he earned as chair of the Audit Committee.

PROPOSAL ONE: ELECTION OF DIRECTOR

There is one nominee for election to our Board at this year’s annual meeting. In accordance with the terms of our Amended and Restated Certificate of Incorporation, the Board is divided into three classes of directors (designated Class I, Class II and Class III) of the same or nearly the same number, to the extent practicable. At each annual meeting of stockholders, one class of directors is elected for a three-year term to succeed the directors of the same class whose terms are then expiring. As a result, only a portion of the Board is elected each year.

Our Amended and Restated Certificate of Incorporation authorizes a Board consisting of at least three, but no more than seven, members, with the exact number of directors to be fixed from time to time by a resolution of the majority of the Board (or by a duly adopted amendment to the Certificate of Incorporation). Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. The division of the Board into three classes with staggered three-year terms may delay or prevent a change of management or a change in control.

If you sign your proxy or voting instruction card but do not give instruction with respect to voting for the director, your shares will be voted for the person recommended by the Board. If you wish to give specific instructions with respect to voting for director, you may do so by indicating your instructions on your proxy or voting instruction card.

The nominee has indicated to us that he will be available to serve as director. The Board has approved the nominee. In the event that the nominee should become unavailable, the proxy holders, Garrett J. Cummings and Monica Treviso, will vote for such other nominee as designated by the Board.

The Board recommends a vote “FOR” the following Class I nominee:

Richard L. Friedman Director since October 2006 Age 69	Mr. Friedman is the President and Chief Executive Officer of Carpenter & Company, Inc. of Cambridge, MA, a real estate ownership, development and management firm which operates nationally. Mr. Friedman founded Carpenter & Company, Inc. in 1968. Mr. Friedman has had substantial involvement with numerous businesses, civic and charitable entities including serving as a director (or member) of: The Steppingstone Foundation, Mt. Auburn Foundation, PNC Bank New England, Johnny Rockets, Inc., The Bridge Fund, and The Dartmouth College Real Estate Advisory Committee. Mr. Friedman received a B.A from Dartmouth College. Mr. Friedman was appointed by President William J. Clinton as Chairman of the National Capital Planning Commission and continues to work with its Interagency Security Task Force.

Key Attributes, Experience and Skills:

Mr. Friedman has significant leadership and financial experience, including expertise in commercial finance and economic development, as well as extensive experience on corporate and charitable foundation boards.

The following Class II directors are serving on the Board for a term that ends at the 2011 Annual Meeting:

Burl Osborne Director since October 2006 Age 72	Mr. Osborne formerly held several positions in the Belo Corporation: President, Publishing Division from 1995 to 2001; director from 1987 to 2002; and Publisher of The Dallas Morning News Co., from 1986 to 2001 with which he became associated in 1980. In connection with The Associated Press, Mr. Osborne served as Chairman of the Board from 2002 to 2007 and director from 1993-2007 and as a member of the Executive Committee. Mr. Osborne also has served as director and Past Chairman of Southern Newspaper Publishers Association, and a director of Newspaper Association of America. Currently, he serves as: director of the Committee to Protect Journalists; director of J.C. Penney Company, Inc. since April 1, 2003; and Chief Executive Officer of Freedom Communications, Inc. since July 1, 2009. Mr. Osborne earned a Bachelor of Arts degree from Marshall University in Huntington, West Virginia and a Master of Business Administration degree from Long Island University. He also participated in the Advanced Management Program at the Harvard Business School.

Key Attributes, Experience and Skills:

Mr. Osborne has significant knowledge of our company and the newspaper, publishing and multimedia industries through management experience and board service. Mr. Osborne’s experience includes significant senior executive leadership positions, including merger and acquisitions operations.

Michael E. Reed Director since October 2006 Age 44	Mr. Reed became GateHouse Media’s Chief Executive Officer in February 2006. He was formerly the President and Chief Executive Officer of Community Newspaper Holdings, Inc. (“CNHI”) and had served in that capacity since 1999. Mr. Reed served as CNHI’s Chief Financial Officer from 1997 to 1999. Prior to that, he worked for Park Communications, Inc., a multimedia company, located in Ithaca, New York. Mr. Reed currently serves on the Board of Directors for the Associated Press and he is also the Chairman of the Audit Committee for the Associated Press. He also serves on the Board of Directors for the Newspaper Association of America. Mr. Reed also serves on the board of directors for the Minneapolis Star Tribune. Mr. Reed formerly was a member of the Board of Visitors of the University of Alabama’s College of Communication and Information Sciences and was a member of the Grady College Journalism School’s Board of Advisors.

Key Attributes, Experience and Skills:

Mr. Reed has a deep understanding of our company’s operations, strategy and people, as well as our industry, serving as our Chief Executive Officer for over four years. He has also served in senior executive capacities with other companies in the newspaper and publishing industries. Mr. Reed has extensive corporate board experience.

The following Class III directors are serving on the Board for a term that ends at the 2012 Annual Meeting:

Wesley R. Edens Chairman of the Board since June 2005 Age 48	Mr. Edens is founding principal and Co-Chairman of the Board of Directors of Fortress Investment Group LLC (“Fortress”). Previously, Mr. Edens served as Chief Executive Officer of Fortress from inception to August 2009. He has been a principal and the Chairman of the Management Committee of Fortress, which he co-founded in May 1998. Mr. Edens has primary investment oversight of Fortress private equity and publicly traded alternative businesses. He began his career at Lehman Brothers, where he ran the mortgage trading area as a partner and managing director. He then joined BlackRock Financial Management to form his first private equity fund, BlackRock Asset Investors. He spent a year in UBS as managing director in the principal finance group, and then left when he and two principals founded Fortress. Mr. Edens serves as a director of each Aircastle Limited, Brookdale Living Communities Inc., Brookdale Senior Living Inc., Eurocastle Investment Limited, Fortress Investment Trust II, Fortress Registered Investment Trust, Mapeley Limited, Newcastle Investment Corp., RailAmerica Inc., Seacastle Inc., FRIT PINN LLC and GAGFAH S.A. Mr. Edens previously served as a director of each of Crown Castle Investment Corp., Fortress Brookdale Investment Fund LLC, Fortress Pinnacle Investment Fund and RIC Coinvestment Fund LP. Mr. Edens received a B.S. in Finance from Oregon State University.

Key Attributes, Experience and Skills:

Mr. Edens has extensive experience in the venture capital, private equity and investment advisory fields. Mr. Edens brings to our board his expertise in leading organizations, dealing with capital markets, finance transactions and acquisition matters, as well as fundamental financial statement analysis, including balance sheets, income statements and cash flow statements.
Kevin Sheehan Director since October 2006 Age 56	Mr. Sheehan currently serves as President and Chief Executive Officer of Norwegian Cruise Line, which he joined in November 2007. Previously, Mr. Sheehan provided consulting services to Cerebrus Capital Management LP (2006-2007) and provided consulting services to Clayton Dubilier & Rice from 2005 until 2006. Prior thereto, Mr. Sheehan was Chairman and Chief Executive Officer of Cendant Corporation’s Vehicle Services Division (included responsibility for Avis Rent A Car, Budget Rent A Car, Budget Truck, PHH Fleet Management and Wright Express) from January 2003 until May 2005. From March 2001 until May 2003, Mr. Sheehan served as Chief Financial Officer of Cendant Corporation. From August 1999 to February 2001, Mr. Sheehan was President-Corporate and Business Affairs and Chief Financial Officer of Avis Group Holdings, Inc. and a director of that company from June 1999 until February 2001. From September 2005 to December 2007, Mr. Sheehan was on the faculty of Adelphi University, serving as a Distinguished Visiting Professor — Accounting, Finance and Economics. Mr. Sheehan was on the Board of Avis Europe PLC from 2003 to 2005, the Adelphi University School of Business Advisory Board from 2005 to present and the Board of the Long Island Philharmonic from 1999 to 2006. Mr. Sheehan is currently on the Board of West of England and Msgr. McClancy Memorial High School.

Key Attributes, Experience and Skills:

Mr. Sheehan has significant experience in a senior management capacity for large corporations. Specifically, his experience as the Chief Financial Officer of several large corporations provide him with important experience and skills, as well as an understanding of the complexities of our current economic environment. Mr. Sheehan also brings significant financial expertise to our Board.

PROPOSAL TWO: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

EY served as our independent registered public accounting firm for the fiscal year ending December 31, 2009. The Audit Committee has selected EY as our independent registered public accounting firm for the fiscal year ending December 31, 2010. This selection will be presented to stockholders for ratification at the annual meeting. The Audit Committee will consider the outcome of this vote in its future deliberations regarding the selection of our independent registered public accounting firm.

The Board recommends a vote in favor of the proposal to ratify the selection of EY as our independent registered public accounting firm for the fiscal year ending December 31, 2010 and the persons named as proxy holders (unless otherwise instructed) will vote such proxies FOR this proposal.

We have been advised that an EY representative will be present at the annual meeting and that such representative will be available to respond to appropriate questions. Such representative will also be given an opportunity to make a statement if he or she should so desire.

Fees Paid to EY

The following table sets forth the fees, which include out-of-pocket expenses, for services provided by EY during the fiscal years ending December 31, 2009 and December 31, 2008.

	2009	2008

Audit Fees	$1,055,517	$1,759,012
Audit-Related Fees	0	53,025
Tax Fees	0	0
All Other Fees	0	0
Total	$1,055,517	$1,812,037

The following is a description of the nature of the services comprising the fees disclosed in the table above for each of the four categories of services.

(a) Audit Fees. These are fees for professional services rendered by EY for: (1) the audit of (i) our annual consolidated financial statements; (ii) management’s assessment of the effectiveness of internal control over financial reporting; and (iii) the effectiveness of internal control over financial reporting; (2) the review of financial statements included in our Quarterly Reports on Form 10-Q; and (3) services that are typically rendered in connection with statutory and regulatory filings or engagements.

(b) Audit-Related Fees. These are fees for assurance and related services rendered by EY that are reasonably related to the performance of the audit or the review of our financial statements that are not included as audit fees. These services consist of consultation on financial accounting and reporting and due diligence assistance with acquisitions. For the fiscal year ending December 31, 2009, no fees were incurred for these services. For the fiscal year ending December 31, 2008, fees of $53,025 were incurred for due diligence assistance with acquisitions.

(c) Tax Fees. These are fees for professional services rendered by EY with respect to tax compliance, tax advice and tax planning. These services consist of the review of certain tax returns and consulting on tax planning matters. For the fiscal years ending December 31, 2009 and December 31, 2008, no fees were incurred for these services.

(d) All Other Fees. These are fees for professional services rendered by EY that are reasonably related to the performance of the audit or the review of our financial statements that are not included as audit fees, audit-related fees or tax fees. For the fiscal years ending December 31, 2009 and December 31, 2008, no fees were incurred for these services.

Audit Committee Pre-approval Policy

The Audit Committee is responsible for pre-approving all audit services and permitted non-audit services (including the fees and retention terms) to be performed for us by the independent registered public accounting firm prior to their engagement for such services. Accordingly, all audit and audit-related services for which EY was engaged were pre-approved by the Audit Committee.

For each engagement, management provides the Audit Committee with information about the services and fees sufficiently detailed to allow the Audit Committee to make an informed judgment about the nature and scope of the services and the potential for the services to impair the independence of the auditor. After the end of the audit year, management provides the Audit Committee with a summary of the actual fees incurred for the completed audit year.

Vote Required and Recommendation

Ratification of the appointment of EY as our independent registered public accounting firm for the fiscal year ending December 31, 2010 requires the affirmative vote of a majority of the shares of our common stock present in person or represented by proxy and entitled to be voted at the meeting.

The Board unanimously recommends that you vote “FOR” Proposal 2 relating to the ratification of the appointment of EY as our independent registered public accounting firm for the fiscal year ending December 31, 2010.

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding ownership of our common stock as of March 29, 2010 (except as noted otherwise) by: (a) each of our directors and named executive officers, (b) each person or group known to us holding more than 5% of our common stock, and (c) all of our directors and executive officers as a group. Except as otherwise indicated, each owner has sole voting and investment powers with respect to the securities listed. The information provided in the table is based on our records, information filed with the SEC and information provided to us, except where otherwise noted.

	Number of
	Shares Beneficially	Percent of
Name and Address of Beneficial Owner	Owned(1)	Class

Named Executive Officers and Directors(2)
Michael E. Reed	407,087	*
Melinda A. Janik(3)	100,000	*
Mark Maring(4)	100,372	*
Kirk Davis(5)	72,667	*
Polly G. Sack	44,314	*
Wesley R. Edens(6)	22,975,800	39.5%
Richard L. Friedman	46,667	*
Burl Osborne	28,667	*
Kevin M. Sheehan	53,667	*
All Executive Officers and Directors as a group (9 persons)	23,829,241	41.0%
5% Stockholders
Fortress Investment Holdings LLC (6)(7)	22,975,800	39.5%

*	Less than one percent.

(1)	Consists of shares held, including shares of restricted stock subject to vesting.

(2)	The address of each officer or director listed in the table above is: c/o GateHouse Media, Inc., 350 WillowBrook Office Park, Fairport, New York 14450.

(3)	Melinda A. Janik was appointed as our Chief Financial Officer effective February 2, 2009.

(4)	Mark Maring served as our Interim Chief Financial Officer from August 19, 2008 to February 2, 2009.

(5)	Kirk Davis became our President and Chief Operating Officer in January 2009.

(6)	Includes: 22,975,800 shares held by certain affiliates of Fortress Investment Group LLC (“FIG”). FIF III Liberty Holdings LLC (“FIF Liberty Holdings”) directly owns 22,050,000 of such shares. The members of FIF Liberty Holdings are Fortress Investment Fund III LP, Fortress Investment Fund III (Fund B) LP, Fortress Investment Fund III (Fund C) LP, Fortress Investment Fund III (Fund D) L.P., Fortress Investment Fund III (Fund E) L.P., Fortress Investment Fund III (Coinvestment Fund A) LP, Fortress Investment Fund III (Coinvestment Fund B) LP, Fortress Investment Fund III (Coinvestment Fund C) LP and Fortress Investment Fund III (Coinvestment Fund D) L.P. (collectively, the “Fund III Funds”). Fortress Fund III GP LLC is the general partner of each of the Fund III Funds and its sole member is Fortress Investment Fund GP (Holdings) LLC. The sole member of Fortress Investment Fund GP (Holdings) LLC is Fortress Operating Entity I LP (“FOE I”). 505,100 and 170,700 shares are directly owned by Fortress Partners Securities LLC (“FPS”) and Fortress Partners Offshore Securities LLC (“FPOS”) respectively. Fortress Partners Fund LP (“FPF”) is the sole member of FPS and Fortress Partners Advisors LLC (“FPA”) is the investment advisor of FPF. Fortress Partners Master Fund LP (“FPM”) is the sole managing member of FPOS. Fortress Partners Offshore Master GP LLC is the general partner of FPM which has FOE I as its sole managing member.

225,000 shares and 25,000 shares are directly owned by Drawbridge DSO Securities LLC (“Drawbridge DSO”) and Drawbridge OSO Securities LLC (“Drawbridge OSO”), respectively. Drawbridge Special Opportunities Fund LP (“DBSO LP”) is the sole member of Drawbridge DSO and Drawbridge Special

Opportunities Fund Ltd. (“DBSO Ltd”) is the sole member of Drawbridge OSO. Drawbridge Special Opportunities Advisors LLC (“DSOA”) is the investment advisor for each of DBSO LP and DBSO Ltd.

FIG LLC is the sole member of each of FPA and DSOA. FIG LLC is wholly owned by FOE I. FIG Corp is the general partner FOE I. FIG Corp is wholly owned by FIG.

Mr. Edens may be deemed to beneficially own the shares listed as beneficially owned by FIG. Mr. Edens disclaims beneficial ownership of all such shares except to the extent of his pecuniary interest therein and the inclusion of the shares herein shall not be deemed an admission of beneficial ownership of the reported shares for purposes of this Section 16 or otherwise. Similarly, each of the affiliates of FIG listed above disclaims beneficial ownership of all reported shares except to the extent of its pecuniary interest therein and the inclusion of the shares in this report shall not be deemed an admission of beneficial ownership of the reported shares for purposes of Section 16 otherwise.

(7)	The address of Fortress Investment Holdings LLC is 1345 Avenue of the Americas, 46th Floor, New York, New York 10105.

RELATED PERSON TRANSACTIONS

Transaction with Former Executive

On April 9, 2009, the Company sold certain of its assets relating to the business of operating and publishing Charles City Press, The Extra, The Northeast Iowa Shopper and New Hampton Tribune to an affiliate of Gene A. Hall for a purchase price of $1.925 million, subject to customary adjustments (“Acquired Business”). The parties also entered into a transitional services agreement to provide such affiliate with certain services with respect to the acquired business for up to six months after the sale. On October 9, 2009 a parcel of real estate related to the Acquired Business was sold to Mr. Hall’s affiliate for a purchase price of $75,000. Mr. Hall was an Executive Vice President of the Company up to the date of the sale.

Fortress

As of March 29, 2010, Fortress Investment Group LLC and certain of its affiliates, including certain funds managed by it or its affiliates (collectively, “Fortress”), beneficially owned 39.5% of GateHouse Media’s outstanding common stock.

In addition, GateHouse Media’s Chairman, Wesley Edens, is the Chairman of the Management Committee of Fortress. GateHouse Media does not pay Mr. Edens a salary or any other form of compensation.

Indebtedness

As described more fully beginning on page 20, affiliates of Fortress Investment Group LLC own $126.0 million of the 2007 Credit Facility as of December 31, 2009. These amounts were purchased on arms’ length terms in secondary market transactions. In addition, also as described more fully beginning on page 23, affiliates of Fortress Investment Group LLC own $4.0 million of the 2008 Bridge Facility as of December 31, 2009. These amounts were purchased directly from Barclays.

Fortress Preferred Stock Agreement with Subsidiary

On August 21, 2008, an affiliate of Fortress, FIF III Liberty Holdings LLC (“FIF III”), purchased an aggregate of $11.5 million in 10% cumulative preferred stock of GateHouse Media Macomb Holdings, Inc. (“Macomb”), an operating subsidiary of ours. Macomb, which is an “Unrestricted Subsidiary” under the terms of our 2007 Credit Facility, used the proceeds from such sale of preferred stock to make an $11.5 million cash investment in Holdco non-voting 10% cumulative preferred stock. FIF III may require us to purchase its Macomb preferred stock during the five-year period following the full repayment by us of the 2008 Bridge Facility for an amount equal to the original purchase price plus accrued but unpaid dividends.

Fortress Investor Rights Agreement

On October 24, 2006, we entered into an Investor Rights Agreement with FIF III. The Investor Rights Agreement provides FIF III with certain rights with respect to the nomination of directors to our Board as well as registration rights for securities FIF III owns. The Investor Rights Agreement requires us to take all necessary or desirable action within our control to elect to its Board so long as FIF III and its permitted transferees beneficially own: (a) more than 50% of the voting power, four directors nominated by FIG Advisors LLC, an affiliate of Fortress (“FIG Advisors”), or such other party designated by Fortress; (b) between 25% and 50% of the voting power, three directors nominated by FIG Advisors; (c) between 10% and 25% of the voting power, two directors nominated by FIG Advisors; and (d) between 5% and 10% of the voting power, one director nominated by FIG Advisors. In the event that any designee of FIG Advisors shall for any reason cease to serve as a member of the Board during his term of office, FIG Advisors will be entitled to nominate an individual to fill the resulting vacancy on the Board.

Pursuant to the Investor Rights Agreement, we granted Fortress, for so long as it beneficially owns at least 5% of its issued and outstanding common stock, “demand” registration rights. Fortress is entitled to an aggregate of four demand registrations. We are not required to maintain the effectiveness of the registration statement for more than 60 days. We are also not required to effect any demand registration within six months of a “firm commitment” underwritten offering to which the requestor held “piggyback” rights and which included at least 50% of the securities requested by the requestor to be included.

We are not obligated to grant a request for a demand registration within four months of any other demand registration and may refuse a request for demand registration if, in its reasonable judgment, it is not feasible to proceed with the registration because of the unavailability of audited financial statements.

For as long as Fortress beneficially owns an amount of at least equal to 1% of our issued and outstanding common stock, Fortress also has “piggyback” registration rights that allow Fortress to include the shares of common stock that Fortress owns in any public offering of equity securities initiated by us (other than those public offerings pursuant to registration statements on Forms S-4 or S-8) or by any of our other stockholders that may have registration rights in the future. The “piggyback” registration rights of Fortress are subject to proportional cutbacks based on the manner of the offering and the identity of the party initiating such offering.

We also granted Fortress, for as long as Fortress beneficially owns at least 5% or more of our common stock, the right to request shelf registrations on Form S-3, providing for an offering to be made on a continuous basis, subject to a time limit on our efforts to keep the shelf registration statement continuously effective and our right to suspend the use of a shelf registration prospectus for a reasonable period of time (not exceeding 60 days in succession or 90 days in the aggregate in any 12-month period) if we determine that certain disclosures required by the shelf registration statement would be detrimental to us or our stockholders.

We have agreed to indemnify Fortress against any losses or damages resulting from any untrue statement or omission of material fact in any registration statement or prospectus pursuant to which Fortress sells shares of our common stock, unless such liability arose from Fortress’ misstatement or omission, and Fortress has agreed to indemnify us against all losses caused by its misstatements or omissions. We have agreed to pay all expenses incident to registration and Fortress will pay its respective portions of all underwriting discounts, commissions and transfer taxes relating to the sale of its shares under such a registration statement.

Other Investment Activities of Fortress

Fortress and its affiliates engage in a broad spectrum of activities, including investment advisory activities, and have extensive investment activities that are independent from and may from time to time conflict with ours. Fortress and certain of its affiliates have in the past, and in the future may sponsor, advise or act as investment manager to, investment funds, portfolio companies of private equity investment funds and other persons or entities that have investment objectives that may overlap with ours and that may, therefore, compete with us for investment opportunities.

2006 Credit Facility

On June 6, 2006, GateHouse Media Operating, Inc. (“Operating”), an indirect wholly-owned subsidiary of GateHouse Media, GateHouse Media Holdco, Inc. (“Holdco”), an indirect wholly-owned subsidiary of GateHouse Media, and certain of their subsidiaries entered into a first lien credit agreement, as amended on June 21, 2006 and October 11, 2006, with a syndicate of financial institutions with Wachovia Bank, National Association as administrative agent. The first lien credit facility provided for a $570.0 million term loan facility and a revolving credit facility with a $40.0 million aggregate loan commitment amount available, including a $15.0 million sub-facility for letters of credit and a $10.0 million swingline facility.

In October 2006, GateHouse Media used a portion of the net proceeds from its initial public offering to pay down $12.0 million of the first lien credit facility, and to repay in full the outstanding balance of $21.3 million under the $40.0 million revolving credit facility.

An aggregate of $87.0 million of the first lien term loans and $37.0 million of the second lien term loans under the 2006 Credit Facility were purchased in the secondary market in arms’-length transactions by the following affiliates of Fortress: (a) DBSO Corporates Ltd., Fortress Credit Investments I Ltd. and Fortress Credit Investments II Ltd., which are subsidiaries of Drawbridge Special Opportunities Fund LP and Drawbridge Special Opportunities Fund Ltd., and (b) Newcastle CDO VIII 1, Limited, which is a subsidiary of Newcastle Investment Corp. DBSO Corporates Ltd. received a portion of the net proceeds of the initial public offering as a result of the repayment in full of the second lien term loan facility and the partial repayment of the first lien term loan facility included in the 2006 Credit Facility.

The 2006 Credit Facility was amended and restated on February 27, 2007. This amended and restated credit facility is referred to as the “2007 Credit Facility”.

2007 Credit Facility

Holdco, Operating and certain of their subsidiaries are parties to an Amended and Restated Credit Agreement, dated as of February 27, 2007, with a syndicate of financial institutions with Wachovia Bank, National Association as administrative agent.

The 2007 Credit Facility provides for a: (a) $670.0 million term loan facility that matures on August 28, 2014, (b) delayed draw term loan facility of up to $250.0 million that matures on August 28, 2014, and (c) revolving credit facility with a $40.0 million aggregate loan commitment amount available, including a $15.0 million sub-facility for letters of credit and a $10.0 million swingline facility, that matures on February 28, 2014. The borrowers used the proceeds of the 2007 Credit Facility to refinance existing indebtedness and for working capital and other general corporate purposes, including, without limitation, financing acquisitions permitted under the 2007 Credit Facility. The 2007 Credit Facility is secured by a first priority security interest in (x) all present and future capital stock or other membership, equity, ownership or profits interest of Operating and all of its direct and indirect domestic restricted subsidiaries, (y) 65% of the voting stock (and 100% of the nonvoting stock) of all present and future first-tier foreign subsidiaries and (z) substantially all of the tangible and intangible assets of Holdco, Operating and their present and future direct and indirect domestic restricted subsidiaries. In addition, the loans and other obligations of the borrowers under the 2007 Credit Facility are guaranteed, subject to specified limitations, by Holdco, Operating and their present and future direct and indirect domestic restricted subsidiaries.

As of December 31, 2009, (a) $670.0 million was outstanding under the term loan facility, (b) $250.0 million was outstanding under the delayed draw term loan facility and (c) no amounts were outstanding under the revolving credit facility. Borrowings under the 2007 Credit Facility bear interest, at the borrower’s option, equal to the LIBOR Rate for a LIBOR Rate Loan (as defined in the 2007 Credit Facility), or the Alternate Base Rate for an Alternate Base Rate Loan (as defined in the 2007 Credit Facility), plus an applicable margin. The applicable margin for LIBOR Rate term loans and Alternate Base Rate term loans, as amended by the First Amendment (as defined below), is 2.00% and 1.00%, respectively. The applicable margin for revolving loans is adjusted quarterly based upon Holdco’s Total Leverage Ratio (as defined in the 2007 Credit Facility) (i.e., the ratio of Holdco’s Consolidated Indebtedness (as defined in the 2007 Credit Facility) on the last day of the preceding quarter to Consolidated EBITDA (as defined in the 2007 Credit Facility) for the four fiscal quarters ending on the date of determination).

The applicable margin ranges from 1.50% to 2.00%, in the case of LIBOR Rate Loans and, 0.50% to 1.00% in the case of Alternate Base Rate Loans. Under the revolving credit facility, GateHouse Media will also pay a quarterly commitment fee on the unused portion of the revolving credit facility ranging from 0.25% to 0.5% based on the same ratio of Consolidated Indebtedness to Consolidated EBITDA and a quarterly fee equal to the applicable margin for LIBOR Rate Loans on the aggregate amount of outstanding letters of credit. In addition, GateHouse Media will be required to pay a ticking fee at the rate of 0.50% of the aggregate unfunded amount available to be borrowed under the delayed draw term facility.

No principal payments are due on the term loan facilities or the revolving credit facility until the applicable maturity date. The borrowers are required to prepay borrowings under the term loan facilities in an amount equal to 50.0% of Holdco’s Excess Cash Flow (as defined in the 2007 Credit Facility) earned during the previous fiscal year, except that no prepayments are required if the Total Leverage Ratio (as defined in the 2007 Credit Facility) is less than or equal to 6.0 to 1.0 at the end of such fiscal year. In addition, the borrowers are required to prepay borrowings under the term loan facilities with asset disposition proceeds in excess of specified amounts to the extent necessary to cause Holdco’s Total Leverage Ratio to be less than or equal to 6.25 to 1.00, and with cash insurance proceeds and condemnation or expropriation awards, in excess of specified amounts, subject, in each case, to reinvestment rights. The borrowers are required to prepay borrowings under the term loan facilities with the net proceeds of equity issuances by GateHouse Media in an amount equal to the lesser of (a) the amount by which 50.0% of the net cash proceeds exceeds the amount (if any) required to repay any credit facilities of GateHouse Media or (b) the amount of proceeds required to reduce Holdco’s Total Leverage Ratio to 6.0 to 1.0. The borrowers are also required to prepay borrowings under the term loan facilities with 100% of the proceeds of debt issuances (with specified exceptions) except that no prepayment is required if Holdco’s Total Leverage Ratio is less than 6.0 to 1.0. If the term loan facilities have been paid in full, mandatory prepayments are applied to the repayment of borrowings under the swingline facility and revolving credit facilities and the cash collateralization of letters of credit.

The 2007 Credit Facility contains a financial covenant that requires Holdco to maintain a Total Leverage Ratio of less than or equal to 6.5 to 1.0 at any time an extension of credit is outstanding under the revolving credit facility. The 2007 Credit Facility contains affirmative and negative covenants applicable to Holdco, Operating and their restricted subsidiaries customarily found in loan agreements for similar transactions, including restrictions on their ability to incur indebtedness (which GateHouse Media is generally permitted to incur so long as it satisfies an incurrence test that requires it to maintain a pro forma Total Leverage Ratio of less than 6.5 to 1.0), create liens on assets; engage in certain lines of business; engage in mergers or consolidations, dispose of assets, make investments or acquisitions; engage in transactions with affiliates, enter into sale leaseback transactions, enter into negative pledges or pay dividends or make other restricted payments (except that Holdco is permitted to (a) make restricted payments (including quarterly dividends) so long as, after giving effect to any such restricted payment, Holdco and its subsidiaries have a Fixed Charge Coverage Ratio (as defined in the 2007 Credit Facility) equal to or greater than 1.0 to 1.0 and would be able to incur an additional $1.00 of debt under the incurrence test referred to above and (b) make restricted payments of proceeds of asset dispositions to GateHouse Media to the extent such proceeds are not required to prepay loans under the 2007 Credit Facility and/or cash collateralize letter of credit obligations and such proceeds are used to prepay borrowings under acquisition credit facilities of GateHouse Media). The 2007 Credit Facility also permits the borrowers, in certain limited circumstances, to designate subsidiaries as “unrestricted subsidiaries” which are not subject to the covenant restrictions in the 2007 Credit Facility. The 2007 Credit Facility contains customary events of default, including defaults based on a failure to pay principal, reimbursement obligations, interest, fees or other obligations, subject to specified grace periods; a material inaccuracy of representations and warranties; breach of covenants; failure to pay other indebtedness and cross-accelerations; a Change of Control (as defined in the 2007 Credit Facility); events of bankruptcy and insolvency; material judgments; failure to meet certain requirements with respect to ERISA; and impairment of collateral. There were no extensions of credit outstanding under the revolving credit portion of the facility at December 31, 2009 and, therefore, we are not required to be in compliance with the Total Leverage Ratio covenant.

Subject to the satisfaction of certain conditions and the willingness of lenders to extend additional credit, the 2007 Credit Facility provides that the borrowers may increase the amounts available under the revolving facility and/or the term loan facilities.

As of December 31, 2009, affiliates of Fortress own $126.0 million of the loans under the 2007 Credit Facility.

First Amendment to 2007 Credit Facility

On May 7, 2007, GateHouse Media entered into the First Amendment to amend the 2007 Credit Facility (the “First Amendment”). The First Amendment provided an incremental term loan facility under the 2007 Credit Facility in the amount of $275.0 million. As amended by the First Amendment, the 2007 Credit Facility includes $1.195 billion of term loan facilities and $40.0 million of a revolving credit facility. The incremental term loan facility amortizes at the same rate and matures on the same date as the existing term loan facilities under the 2007 Credit Facility. Interest on the incremental term loan facility accrues at a rate per annum equal to, at the option of the borrower, (a) adjusted LIBOR plus a margin equal to (i) 2.00%, if the corporate family ratings and corporate credit ratings of Operating by Moody’s Investors Service Inc. and Standard & Poor’s Rating Services, are at least B1, and B+, respectively, in each case with stable outlook or (ii) 2.25%, otherwise, as was the case as of December 31, 2009, or (b) the greater of the prime rate set by Wachovia Bank, National Association, or the federal funds effective rate plus 0.50%, plus a margin 1.00% lower than that applicable to adjusted LIBOR-based loans. Any voluntary or mandatory repayment of the First Amendment term loans made with the proceeds of a new term loan entered into for the primary purpose of benefiting from a margin that is less than the margin applicable as a result of the First Amendment will be subject to a 1.00% prepayment premium. The First Amendment term loans are subject to a “most favored nation” interest provision that grants the First Amendment term loans an interest rate margin that is 0.25% less than the highest margin of any future term loan borrowings under the 2007 Credit Facility.

As previously noted, the First Amendment also modified the interest rates applicable to the term loans under the 2007 Credit Facility. Term loans thereunder accrue interest at a rate per annum equal to, at the option of the Borrower, (a) adjusted LIBOR plus a margin equal to 2.00% or (b) the greater of the prime rate set by Wachovia Bank, National Association, or the federal funds effective rate plus 0.50%, plus a margin equal to 1.00%. The terms of the previously outstanding borrowings were also modified to include a 1.00% prepayment premium corresponding to the prepayment premium applicable to the First Amendment term loans and a corresponding “most favored nation” interest provision.

Second Amendment to 2007 Credit Facility

On February 3, 2009, GateHouse Media entered into a Second Amendment to the 2007 Credit Facility (the “Second Amendment”). The Second Amendment amends our Amended and Restated Credit Agreement, dated as of February 27, 2007, as amended by the First Amendment to Amended and Restated Credit Agreement, dated as of May 7, 2007 (together, the “Credit Agreement”), by and among Holdco, GateHouse Media Operating, Inc. (the “Subsidiary”), GateHouse Media Massachusetts I, Inc., GateHouse Media Massachusetts II, Inc., ENHE Acquisition, LLC, each of those domestic subsidiaries of Holdco identified as a “Guarantor” on the signature pages of the Credit Agreement, and Wachovia Bank, National Association, as administrative agent for the lenders. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement.

The Second Amendment, among other things, permits the Subsidiary to repurchase term loans outstanding under the Credit Agreement at prices below par through one or more Modified Dutch Auctions (as defined in the Second Amendment) through December 31, 2011, provided that: (a) no Default or Event of Default under the Credit Agreement has occurred and is continuing or would result from such repurchases, (b) the sum of Unrestricted Cash and Accessible Borrowing Availability (as defined in the Second Amendment) under the Credit Agreement is greater than or equal to $20.0 million; and (c) no Extension of Credit (as defined in the Second Amendment) is outstanding under the revolving credit facility before or after giving effect to such repurchases. The Second Amendment further provides that such repurchases may result in the prepayment of term loans on a non-pro rata basis. No debt repurchases are required to be made pursuant to the Second Amendment and we cannot provide any assurances that any such debt repurchases will be made or, if made, the prices at which such repurchases will be made.

The Second Amendment also reduces the aggregate principal amounts available under the Credit Agreement, as follows: (a) for revolving loans, from $40.0 million to $20.0 million; (b) for the letter of credit subfacility, from $15.0 million to $5.0 million; and (c) for the swingline loan subfacility, from $10.0 million to $5.0 million.

In addition, the Second Amendment provides that Holdco may not incur additional term debt under the Credit Agreement unless the Senior Secured Incurrence Test is less than 4.00 to 1 and the current Incurrence Test is satisfied, as such terms are defined in the Second Amendment.

As of December 31, 2009, a total of $1.195 billion was outstanding under the 2007 Credit Facility. On March 5, 2010 we made a principal payment of $2.5 million on the 2007 Credit Facility. As of March 31, 2010, a total of $1.193 billion was outstanding under the 2007 Credit Facility.

For fiscal 2009, GateHouse Media paid $36.6 million in interest under the 2007 Credit Facility.

2008 Bridge Facility

On February 15, 2008, GateHouse Media Intermediate Holdco, Inc., a wholly-owned subsidiary of GateHouse Media (”Holdco II”), and GateHouse Media (collectively, the ”Bridge Borrower”) entered into the 2008 Bridge Facility with Barclays Capital, as syndication agent, sole arranger and book runner (”Barclays”).

The 2008 Bridge Facility originally provided for a $20.6 million term loan facility subject to extensions through August 15, 2009. The Bridge Facility is secured by a first priority security interest in all present and future capital stock of Holdco owned by Holdco II and all proceeds thereof.

Borrowings under the 2008 Bridge Facility bear interest at a floating rate equal to the LIBOR Rate (as defined in the 2008 Bridge Facility), plus an applicable margin. During the first three months of the facility, until May 15, 2008, the applicable margin was 8.00%. After May 15, 2008 and until February 12, 2009 (the date of the Second Waiver and Amendment to 2008 Bridge Facility) the applicable margin was 10.00%. After February 12, 2009 and until the maturity date, the applicable margin is 12.00%.

The Bridge Borrower is required to prepay borrowings under the 2008 Bridge Facility with (a) 100% of the net cash proceeds from the issuance or incurrence of debt by Holdco II and its restricted subsidiaries, (b) 100% of the net cash proceeds from any issuances of equity by Holdco II or any of its restricted subsidiaries and (c) 100% of the net cash proceeds of asset sales and dispositions by Holdco II and its subsidiaries, except, in the case of each of clause (a), (b) and (c), to the extent such required prepayment would contravene any provision of, or cause a violation of or default under, the 2007 Credit Facility, in which case such mandatory prepayment shall not be required. The Bridge Borrower may voluntarily prepay the 2008 Bridge Facility at any time.

In connection with the 2008 Bridge Facility, Holdco II entered into a Pledge Agreement in favor of Barclays, pursuant to which Holdco II pledges certain assets for the benefit of the secured parties as collateral security for the payment and performance of its obligations under the 2008 Bridge Facility. The pledged assets include, among other things (a) all present and future capital stock or other membership, equity, ownership or profits interest of the Bridge Borrower in all of its direct domestic restricted subsidiaries and (b) 65% of the voting stock (and 100% of the nonvoting stock) of all of the present and future first-tier foreign subsidiaries.

First Waiver to 2008 Bridge Facility

On October 17, 2008, Holdco II entered into the First Waiver to the 2008 Bridge Facility. The First Waiver waived compliance by Holdco II with the Total Leverage Ratio (as defined in the 2008 Bridge Facility) covenant for the quarter ended September 30, 2008. The Total Leverage Ratio was required to be no greater than 7.25 to 1.00.

Second Waiver and Amendment to 2008 Bridge Facility

On February 12, 2009, Holdco II entered into the Second Waiver and Amendment to the 2008 Bridge Facility. The Second Waiver and Amendment waived compliance by Holdco II with the Total Leverage Ratio for the quarter ended December 31, 2008. As mentioned above, the Second Waiver and Amendment also set the applicable margin for the 2008 Bridge Facility at 12.00% and established an amortization schedule for the outstanding balance due under the Bridge Facility as follows:

Installment	Principal Amount

May 31, 2009	$1,500,000
June 30, 2009	$1,500,000
July 31, 2009	$1,500,000
August 31, 2009	$1,500,000
September 30, 2009	$5,000,000
October 31, 2009	$2,000,000
November 30, 2009	$2,000,000
Term Loan Maturity Date	Remaining outstanding amounts

Furthermore, under the Second Waiver and Amendment to the 2008 Bridge Facility the covenant requiring compliance with the Total Leverage Ratio was eliminated. The Bridge Borrower also agreed to prepay the 2008 Bridge Facility in any month, and only to the extent that, the month end cash balance exceeds the Projected Cash Balance by $2.0 million, starting in May of 2009, and agreed to make certain prepayments in the event of any voluntary repurchase or prepayment of term loans under the 2007 Credit Facility.

Third Waiver to the 2008 Bridge Facility

On June 1, 2009, Holdco II entered into the Third Waiver to the 2008 Bridge Facility. The Third Waiver waived compliance by Holdco II with the obligation to pay the monthly payment due on May 31, 2009 in the principal amount of $1.5 million until June 12, 2009.

Third Amendment to 2008 Bridge Facility

On June 12, 2009, Holdco II entered into the Third Amendment to the 2008 Bridge Facility. The Third Amendment established a revised amortization schedule for the outstanding balance due under the 2008 Bridge Facility which runs through February 12, 2011. Bi-monthly payments of $1.5 million under the revised amortization schedule began in June 2009 with any remaining amounts due February 12, 2011.

As a result of the prepayment of a portion of the 2008 Bridge Facility the final payment has been accelerated to December 2010. The Bridge Borrower’s agreement to prepay the 2008 Bridge Facility in any month was amended to provide that the Bridge Borrower prepay the 2008 Bridge Facility in any month, and only to the extent that, the month end cash balance exceeds the revised Projected Cash Balance by $4.0 million, starting in June of 2009. The Bridge Borrower also agreed to additional informational document delivery requirements. In addition, the applicable “grace period” for any failure to make a principal payment was extended to 30 days.

As of December 31, 2009, a total of $8.0 million was outstanding under the 2008 Bridge Facility.

EXECUTIVE OFFICERS

Michael E. Reed, age 44, became our Chief Executive Officer in February 2006 and became a director in October 2006. He was formerly the President and Chief Executive Officer of Community Newspaper Holdings, Inc. (“CNHI”) and had served in that capacity since 1999. Mr. Reed served as CNHI’s Chief Financial Officer from 1997 to 1999. Prior to that, he worked for Park Communications, Inc., a multimedia company, located in Ithaca, New York. Mr. Reed currently serves on the board of directors for the Associated Press and he is also the Chairman of the Audit Committee for the Associated Press. He also serves on the board of directors for the Newspaper Association of America. Mr. Reed also serves on the board of directors for the Minneapolis Star Tribune. Mr. Reed formerly was a member of the Board of Visitors of the University of Alabama’s College of Communication and Information Sciences and is a member of the Grady College Journalism School’s Board of Advisors.

Melinda A. Janik, age 53, became our Senior Vice President and Chief Financial Officer in February 2009. She formerly served as an officer and Vice President and Controller of Paychex, Inc., a provider of payroll, human resource and benefit outsourcing services, from 2005 to 2009. Prior to joining Paychex, Inc., Ms. Janik served as Senior Vice President and Chief Financial Officer for Glimcher Realty Trust, a national mall Real Estate Investment Trust based in Columbus, Ohio, from 2002 to 2004. Ms. Janik was formerly Vice President and Treasurer of NCR Corporation, a global provider of financial and retail self service solutions and data warehousing, from 1997 to 2002. Prior to that, she worked for the accounting firm Price Waterhouse, LLP. Ms. Janik is a Certified Public Account and holds an MBA in finance and accounting and a bachelor’s degree in chemistry from the State University of New York at Buffalo.

Mark Maring, age 43, became our Vice President of Investor Relations and Strategic Development in March 2008 and became our Treasurer in February 2009. Mr. Maring also served as our Interim Chief Financial Officer from August 2008 to February 2009. He was formerly a Vice President of Mendon Capital Advisors Corp, a registered investment advisor, from 2004 through 2008 where his responsibilities included risk management and hedging strategies. From 2000 to 2004 Mr. Maring was Vice President Investor Relations for Constellation Brands, Inc. (“Constellation”) an international producer and marketer of beverage alcohol brands. Mr. Maring also served as Constellation’s Director of Planning from 1997 to 2000. From 1992 to 1997, Mr. Maring worked with the accounting firm Arthur Andersen LLP. From 1987 to 1992 he worked for The Chase Manhattan Bank, N.A. in investment banking. Mr. Maring is a certified public accountant and holds a master’s degree in finance and accounting, from the Simon School of Business at the University of Rochester and a B.S. from St. John Fisher College.

Kirk Davis, age 48, became our President and Chief Operating Officer in January 2009. Mr. Davis has been with us since 2006, serving as the Chief Executive Officer of GateHouse Media New England. Prior to joining us, Mr. Davis served as the Chief Executive Officer of Enterprise NewsMedia, also known as the South of Boston Media Group, from 2004 to 2006. Prior to that, Mr. Davis served as Vice President of Publishing for Turley Publications from 2002 to 2004. In 2001, Mr. Davis formed Cracked Rock Media, Inc. and began acquiring newspapers in Central Massachusetts. Mr. Davis still owns Cracked Rock Media, but has no day-to-day operational involvement. Prior to that, Mr. Davis served as President of Community Newspaper Company (“CNC”) from 1998 to 2001. Mr. Davis also served as President of a newspaper group in the Boston area (“TAB Newspapers”), which was part of CNC, from 1996 to 1998. Mr. Davis also served as a Publisher and managed newspaper companies in Pennsylvania, Massachusetts and California from 1990 to 1996. Mr. Davis also served as Vice President of Circulation and Marketing for Ingersoll Publications from 1985 to 1990. Mr. Davis attended Wright State University and Ohio University. He is past chairman of the board for the Suburban Newspapers of America (“SNA”) and as well as past chairman of the SNA Foundation. In 2007, Mr. Davis was elected to the board of directors of the Audit Bureau of Circulations.

Polly G. Sack, age 50, became our Vice President, Secretary and General Counsel in May 2006. Ms. Sack was named a Senior Vice President of ours in February 2009. She was formerly Senior Vice President and Director of Mergers and Acquisitions of IMG Worldwide, Inc. (“IMG”), a global sports, media and entertainment company, and had served in that capacity since 2001. Ms. Sack also served as IMG’s associate counsel and a vice president from 1992 to 2001. Prior to that, she worked in private practice for a major international law firm. Ms. Sack holds bachelor degrees in civil engineering and mathematics from the Massachusetts Institute of Technology and a master’s degree in civil engineering from Stanford University, in addition to a law degree from Stanford University Law School.

COMPENSATION DISCUSSION AND ANALYSIS

The Board is responsible for establishing, implementing and monitoring our executive compensation philosophy and objectives. The Board believes that the most effective executive compensation program is one that is designed to reward the achievement of annual, long-term and strategic goals and aligns the interests of our executives with those of our stockholders, with the ultimate objective of improving long-term stockholder value.

The following Compensation Discussion and Analysis describes the material elements of compensation for those executive officers identified in the Summary Compensation Table (“Named Executive Officers”), as well as the role and involvement of various parties in executive compensation analysis and decisions, and provides a discussion of the process and rationale for the Board’s decisions to compensate our Named Executive Officers with specific types and amounts of compensation. We have not established an extensive or complicated executive compensation program. Instead, we believe that we have a fairly simple executive compensation program that is intended to provide appropriate compensation for our Named Executive Officers, as determined by the Board. As this Compensation Discussion and Analysis explains in greater detail, our executive compensation program currently has three key elements: (a) base salary; (b) an annual incentive in the form of an annual bonus; and (c) periodic long-term equity incentives, such as restricted share grants.

Executive Summary of Compensation Actions

This section highlights the key decisions made by the Board with respect to our executive compensation program in 2009 and early 2010. Based on the global economic conditions, the performance of GateHouse Media stock and other factors:

•	2009 base salaries for our Named Executive Officers were frozen at 2008 levels;

•	Other than a time-vested restricted stock award granted to Ms. Janik in connection with her joining our executive management team, no awards of equity compensation were granted during 2009 or to date in 2010 for 2009 performance; and

•	On March 4, 2010, the Board elected to pay discretionary annual bonuses to our Named Executive Officers as an incentive to remain in our employment.

Objectives of Our Compensation Program

The primary objective of our executive compensation program is to attract and retain executives with the requisite skills and experience to help us achieve our business mission and develop, expand and execute business opportunities to improve long-term stockholder value. The impact of the continuing global recession on the print and online advertising industries continues to create a challenging operating environment and to drive significant and rapid change. However, this economic environment has not changed the primary objectives of our executive compensation program of attracting and retaining talented executives. In fact, the weaknesses in the economy generally, and the financial markets specifically, has intensified the demand for exceptional leadership. We believe that a capable, experienced and highly motivated executive management team is critical to our success and to the creation of long-term stockholder value. In assessing the ability of our executive compensation program to meet these objectives, the Board evaluates both company and individual performance as well as market compensation. Through this evaluation, the Board works to help ensure that we maintain our ability to attract and retain superior employees in key positions and that compensation provided to key employees remains competitive relative to the compensation paid to similarly situated executives of peer companies.

Key Elements of Our Executive Compensation Program

We seek to achieve the objectives for our executive compensation program through three key compensation elements:

•	a base salary;

•	an annual incentive in the form of an annual bonus paid at the Board’s discretion, based on its evaluation of short-term company and individual performance; and

•	periodic long-term equity incentives, such as restricted share grants, to align the interests of our Named Executive Officers with those of our stockholders.

Compensation Setting Process

Role of the Board and Executive Officers

The Board is primarily responsible for overseeing compensation for our executive officers, including Named Executive Officers. Since December 19, 2008, the Board, with the exception of our Chief Executive Officer, has assumed the functions previously carried out by the Compensation Committee. The Board, with the exception of our Chief Executive Officer, annually approves the compensation for our Named Executive Officers.

Compensation Consultants

Neither we nor the Board has had, or currently has, any contractual arrangement with any executive compensation consultant who has a role in determining or recommending the amount or form of compensation paid to our executive officers, including our Named Executive Officers, or our directors. The Board did not engage a compensation consultant to assist with setting 2009 executive compensation. We have not adopted a policy regarding compensation consultant independence. We will consider the implementation of such a policy if and when we consider retaining a compensation consultant to assist us with our executive compensation programs.

Benchmarking Data

The Board believes that each element of the compensation program should establish compensation levels taking into account current market practices. As such, the members of the Board may familiarize themselves with compensation trends and competitive conditions through the review of non-customized market surveys, data and other information about relevant market compensation practices. However, market compensation levels and practices are only one of the factors used by the Board in making executive compensation decisions. The Board does not target a specific percentile within this market data and instead uses the comparative data solely as a validation after having determined the types and amount of compensation based on its own evaluation. Other factors considered in the Board’s evaluation may include the individual Named Executive Officer’s level of responsibility, the individual Named Executive Officer’s performance, historical company practices, long-term market trends, internal pay equity, and expectations regarding the individual’s future contributions, our own performance, budget considerations, and succession planning and retention strategies.

Executive Compensation Program

Our practices with respect to each of the three key compensation elements identified above, as well as other elements of compensation, are set forth below.

Base Salary

Each Named Executive Officer is paid a base salary providing him or her with a guaranteed income stream which does not vary with our performance. Each Named Executive Officer’s base salary is based on his or her job responsibilities, leadership and experience and value to, and length of service with, our company. The salaries of our Named Executive Officers named in the Summary Compensation Table are determined by the Board. Such salaries may be reflected either in an employment agreement (described below in the section entitled “Employment Agreements”) or an offer letter. Decisions regarding adjustments to base salaries are made at the discretion of the Board, and are influenced by, among other factors determined by the Board in its sole discretion, each Named Executive Officer’s current base salary and the base salaries paid to other executives performing substantially similar functions at similar companies with a market capitalization similar to ours.

For 2009, in light of the current economic environment and considering other factors, the Board elected to freeze the base salaries of our Named Executive Officers at their 2008 levels.

Annual Bonus Incentives for Named Executive Officers

Each of our Named Executive Officers is entitled to a discretionary annual bonus that is based upon the achievement of certain performance goals of the Company and individual, as agreed to by each Named Executive Officer and the Board. The annual bonus incentives are used to ensure that a portion of our Named Executive Officer’s compensation is at risk, and that each Named Executive Officer has the opportunity to receive a variable amount of compensation based on Board’s evaluation of our and the individual’s performance. The bonus is payable in our common stock or cash or a combination thereof, as determined by the Board, in its sole discretion. Any bonus that is payable in common stock (a “Restricted Stock Bonus”) vests over a specified period.

While the amount, if any, of an annual bonus is determined by the Board in its sole discretion, the Board has established an evaluation process used to assist in its decision-making process relating to the amount, if any, of the annual bonus for our Named Executive Officers. The evaluation process involves the following four steps:

(a) Setting Company-wide annual performance goals.  Early in each fiscal year, the Board and senior management establish annual performance measures for us. For a particular fiscal year, those performance measures may include one or any combination of the following: (i) net income or operating income (before or after taxes, interest, capital expenses, depreciation, amortization or nonrecurring or unusual items); (ii) return on assets, return on capital, return on equity, return on economic capital, return on other measures of capital, return on sales or other financial criteria; (iii) revenue or net sales; (iv) gross profit or operating gross profit; (v) share price or total shareholder return; (vi) earnings per share; (vii) budget and expense management; or (viii) customer or product measures. In determining the extent to which the performance measures are met for a given period, the Board exercises its judgment whether to reflect or exclude the impact of changes in accounting principles and extraordinary, unusual or infrequently occurring events.

(b) Setting individual performance measures.  As it sets our company-wide performance measures, the Board also establishes individual performance measures for each Named Executive Officer. These measures are used by the Board to evaluate individual performance beyond purely financial measures, and may include one or any combination of the following: (i) exceptional performance of each individual’s functional responsibilities; (ii) leadership; (iii) creativity; (iv) innovation; (v) collaboration; (vi) development and implementation of growth initiatives; and (vii) other activities that are critical to driving long-term value for stockholders.

(c) Setting a target bonus.  The Board establishes a target bonus amount for certain Named Executive Officers. The target bonus takes into account all of the Company and individual factors that the Board deems relevant, however, no one factor by itself is determinative of the target bonus amount. For 2009, Mr. Reed’s target bonus was $200,000, Ms. Janik’s target bonus was $137,500 and Mr. Maring’s target bonus was $140,000. Neither Mr. Davis nor Ms. Sack had a target bonus amount for 2009.

(d) Measuring performance.  After the end of the fiscal year, the Board reviews our actual performance against each of the performance goals established at the outset of the year. The Board also makes an assessment of performance against the individual goals set at the outset of the year as well as each Named Executive Officer’s performance in relation to any extraordinary events or transactions. The Board does not apply a rigid set of rules for determining the relative importance of these factors. The Board may emphasize or weight particular factors differently for each Named Executive Officer and differently for each fiscal year.

Periodic Long-Term Equity Incentive Compensation

The periodic long-term equity incentive program provides a periodic award (typically annual) of equity compensation under our Incentive Plan. The objective of the program is to directly align compensation for our Named Executive Officers over a multi-year period with the interests of our stockholders by motivating and rewarding creation and preservation of long-term stockholder value. The level of long-term incentive compensation is determined based on an evaluation of competitive factors in conjunction with total compensation provided to our Named Executive Officers and the goals of the compensation program described above.

During 2009, following the Board’s evaluation of our performance, and after consideration of any other appropriate factors determined by the Board in its sole discretion, the Board determined not to grant our Named

Executive Officers any awards of long-term equity compensation, other then the time-vested restricted stock award granted to Ms. Janik in connection with her joining our executive management team.

Mr. Reed and Ms. Sack each previously entered into a management stockholder agreement (the “Management Stockholder Agreements”) pursuant to which they were awarded restricted share grants. Under the Management Stockholder Agreements, the restricted share grants are subject to a five-year vesting schedule, with one-third of the shares vesting on each of the third, fourth and fifth anniversaries from the grant date. In addition, Mr. Reed also purchased additional restricted shares of our common stock which are also subject to the Management Stockholder Agreements.

Following the adoption of the Incentive Plan in October 2006, additional restricted share grants were awarded to certain of our Named Executive Officers under the Incentive Plan in each of 2006, 2007 and 2008. The majority of the restricted share grants granted under the Incentive Plan vest in one-third increments on each of the first, second and third anniversaries of the grant date. During 2009, only Ms. Janik received a restricted share grant. Such grant of 100,000 shares of restricted stock was made on February 6, 2009 in connection with her joining our executive management team. Ms. Janik’s restricted share grant vests in equal parts on the first, second and third anniversaries of the date of grant.

During the applicable vesting period, our Named Executive Officers holding restricted share grants have all the rights of a stockholder, including, without limitation, the right to vote and the right to receive all dividends or other distributions (at the same rate and on the same terms as all other stockholders). Due to our mid-2008 decision to suspend the payment of quarterly dividends to stockholders, our Named Executive Officers did not receive any dividends on any of their unvested restricted share grants during 2009.

Benefits and Perquisites

The Board supports providing benefits and perquisites to our Named Executive Officers that are substantially the same as those offered to our other executive officers, including vacation, sick time, participation in our medical, dental and insurance programs, all in accordance with the terms of such plans and program in effect from time to time.

Policy With Respect to the $1 Million Deduction Limit

Section 162(m) of the Code generally disallows a tax deduction to public corporations for compensation greater than $1 million paid for any fiscal year to the corporation’s Chief Executive Officer and the three other most highly compensated executive officers as of the end of any fiscal year, other than the Chief Financial Officer. However, certain forms of performance-based compensation are excluded from the $1 million deduction limit if certain requirements are met. The Board designs certain components of Named Executive Officer compensation, including awards granted under the Incentive Plan, to permit full deductibility. The Board believes, however, that our stockholder interests are best served by not restricting its discretion and flexibility in crafting compensation programs, even though such programs may result in certain non-deductible compensation expenses. Accordingly, we have granted and may continue to grant awards such as time-based restricted share grants and/or enter into compensation arrangements under which payments are not deductible under Section 162(m) in the event that the Board determines that such non-deductible arrangements are otherwise in the best interests of our stockholders.

COMPENSATION COMMITTEE REPORT

Since December 19, 2008, the date that the Compensation Committee was discharged, the Board, with the exception of Michael Reed, has assumed those functions formerly carried out by the Compensation Committee. These functions include, evaluating and establishing compensation for our executive officers and overseeing other management incentive, benefit and perquisite programs. Management has the primary responsibility for our financial statements and reporting process, including the disclosure of executive compensation. With this in mind, the Board has reviewed and discussed with management the Compensation Discussion and Analysis found on pages 25-29 of this proxy statement. The Board is satisfied that the Compensation Discussion and Analysis fairly represents the philosophy, intent and actions of the Board with regard to executive compensation, and on that basis, the Board recommended that the Compensation Discussion and Analysis be included in this proxy statement.

By: the Board of Directors

Wesley R. Edens
Richard L. Friedman
Burl Osborne
Kevin Sheehan

COMPENSATION OF EXECUTIVE OFFICERS

2009 Summary Compensation Table

The following table provides information concerning total compensation earned or paid to the Chief Executive Officer, the Chief Financial Officer (including the Interim Chief Financial Officer) and the three other most highly-compensated executive officers of the Company who served in such capacities for the fiscal year ending December 31, 2009. These six officers are referred to as the Named Executive Officers in this proxy statement.

					Change in
					Pension
					Value and
					Nonqualified
					Deferred
				Stock	Compensation	All Other
		Salary	Bonus(1)	Awards(2)	Earnings	Compensation	Total
Name and Principal Position	Year	($)	($)	($)	($)	($)(6)	($)

Michael E. Reed	2009	$500,000	$500,000	—	—	—	$1,000,000
Chief Executive Officer	2008	500,000	50,000	$243,744	—	—	793,744
	2007	500,000	350,000	100,000	—	—	950,000
Melinda A. Janik	2009	$248,558	$150,000	$10,000	—	—	$408,558
Senior Vice President and Chief Financial Officer(3)
Mark Maring	2009	$200,000	$75,000	—	—	—	$275,000
Vice President of Investor	2008	161,000	70,000	$450,005	—	—	681,005
Relations and Strategic Development(4)
Kirk Davis(5)	2009	$461,261	$250,000	—	—	—	$711,261
President and Chief Operating Officer
Polly G. Sack	2009	$260,000	$125,000	—	—	—	$385,000
Senior Vice President, Secretary	2008	260,000	75,000	121,880	—	—	456,880
and General Counsel	2007	225,000	200,000	100,000	—	$81,006	606,006

(1)	The amounts in this column reflect the bonus amount earned in the respective year without regard to the year those amounts were actually paid.

(2)	The dollar value of restricted stock awards included in the “Stock Awards” column are the aggregate grant date fair value of stock awards granted during a year calculated in accordance with FASB ASC Topic 718. For a discussion of valuation assumptions, see Note 2(a) to our 2009 Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ending December 31, 2009. Information regarding the shares of restricted stock granted to certain of our Named Executive Officers during 2009 is set forth in the Grants of Plan-Based Awards table.

(3)	Melinda A. Janik was appointed Chief Financial Officer effective February 2, 2009.

(4)	Mark Maring served as Interim Chief Financial Officer from August 19, 2008 to February 2, 2009.

(5)	Kirk Davis became our President and Chief Operating Officer in January 2009.

(6)	In 2007, All Other Compensation for Ms. Sack included: (i) relocation benefits of $51,961, (ii) $26,616 tax gross-up and (iii) GateHouse Media-paid life insurance premiums of $2,429.

2009 Grants of Plan-Based Awards

We have provided the following Grants of Plan-Based Awards table to provide additional information about annual cash incentive compensation, stock options and restricted share awards granted to our Named Executive Officers during the fiscal year ending December 31, 2009.

		All Other
		Stock
		Awards:	Grant
		Number	Date Fair
		of	Value of
		Shares of	Stock and
	Grant	Stock or	Option
Name	Date	Units (#)(1)	Awards(2)

Michael E. Reed	—	—	$0
Melinda A. Janik	2/6/2009	100,000	$10,000
Mark Maring	—	—	$0
Kirk Davis	—	—	$0
Polly G. Sack	—	—	$0

(1)	The amounts set forth in this column reflect the number of restricted share grants granted under the Incentive Plan. This grant has a three-year vesting schedule

(2)	The dollar value of the restricted shares disclosed in this column are the aggregate grant date fair value of awards granted during 2009 calculated in accordance with FASB ASC Topic 718. These numbers are calculated by multiplying the closing price of GateHouse Media common stock on the date of grant by the number of restricted shares awarded.

Employment Agreements

Michael E. Reed

Mr. Reed is employed as our Chief Executive Officer pursuant to an employment agreement effective as of January 30, 2006. Under this agreement, he has the duties and responsibilities customarily exercised by the person serving as chief executive officer of our size and nature.

Pursuant to his employment agreement, which has an initial three-year term that shall automatically renew subject to the same terms and conditions for additional one-year terms unless either we or Mr. Reed gives notice of non-renewal within ninety days prior to the end of the term, Mr. Reed receives an annual base salary of $500,000. Mr. Reed also is eligible for an annual, performance-based bonus. The agreement provides that Mr. Reed is eligible to receive an annual target bonus of $200,000 upon the achievement of certain performance goals agreed to by Mr. Reed and our Board. The bonus is payable in either our common stock or cash in the discretion of the Board, provided that no more than 50% of the bonus shall be payable in our common stock without Mr. Reed’s approval.

Melinda A. Janik

Ms. Janik was appointed to serve as our Senior Vice President and Chief Financial Officer effective February 2, 2009 pursuant to an offer letter dated December 24, 2008.

Pursuant to her offer letter, which has no guaranteed term of employment or renewal provision, Ms. Janik’s initial annual base salary was set at $275,000. Ms. Janik is eligible for an annual bonus based on achievement of annually agreed upon goals, with the target bonus being 50% of base pay, payable in such combination of cash and shares of our common stock as determined by the Board, in its sole discretion under the Incentive Plan (or any similar or successor plan). On February 6, 2009, Ms. Janik also received an initial stock grant of 100,000 shares issued under the Incentive Plan. Such grant vests ratably on February 6, 2010, February 6, 2011 and February 6, 2012.

Mark Maring

Mr. Maring is currently employed as our Treasurer and Vice President of Investor Relations and Strategic Development. From August 19, 2008 to February 2, 2009, Mr. Maring also served as our Interim Chief Financial Officer. Pursuant to an offer letter effective as of February 6, 2008, Mr. Maring was initially employed as our Vice President of Investor Relations and Strategic Development, with the duties and responsibilities customarily exercised by the person serving as Vice President of Investor Relations and Strategic Development of a company of our size and nature.

Pursuant to his offer letter, which has no guaranteed term of employment or renewal provision, Mr. Maring’s initial annual base salary is at the rate of $200,000 per year. Mr. Maring also is eligible for an annual bonus based on achievement of annually agreed upon targets, of up to 70% of base pay. This bonus will be paid with a combination of cash and restricted stock and is subject to approval by the Board.

Kirk Davis

Mr. Davis is employed as our President and Chief Operating Officer pursuant to an employment agreement effective as of January 9, 2009. Under this agreement, he has the duties and responsibilities customarily exercised by the person serving as president and chief operating officer of a company of our size and nature.

Pursuant to his employment agreement, which has no guaranteed term of employment or renewal provision, Mr. Davis’ annual base salary shall be reviewed on an annual basis and adjusted in our sole discretion. Mr. Davis also is eligible for an annual bonus, based on the achievement, as determined by the Board in its sole discretion, of certain performance standards agreed to by Mr. Davis and our Board. Such bonus may be paid in such combination of cash and shares of our common stock as determined by the Board, in its sole discretion under the Incentive Plan (or any similar or successor plan).

Polly G. Sack

Ms. Sack is employed as our Senior Vice President, Secretary and General Counsel pursuant to an employment agreement effective as of May 17, 2006. Under this agreement, she has the duties and responsibilities customarily exercised by the person serving as chief legal officer of a company of our size and nature.

Pursuant to her employment agreement, which has no guaranteed term of employment or renewal provision, Ms. Sack’s annual base salary shall be reviewed on an annual basis and adjusted in our sole discretion. Ms. Sack also is eligible for an annual, performance-based bonus, without a target level, based upon the achievement of certain performance goals agreed to by Ms. Sack and our Board. Such bonus may be a Restricted Stock Bonus as determined by our Board and without restriction as to the relative proportions of common stock or cash comprising such bonus. Ms. Sack’s employment agreement also provided for the reimbursement of her reasonable relocation expenses.

Certain of our Named Executive Officers have restrictive covenants in their employment agreements and/or their management stockholder agreements for our benefit relating to non-competition during the term of employment and for the one year period following termination of their employment for any reason. Each of these agreements also contains restrictive covenants relating to non-solicitation of our employees, directors, agents, clients, customers, vendors, suppliers or consultants during the term of employment and for the one year period following termination of their employment for any reason.

2009 Outstanding Equity Awards at Fiscal Year-End

In addition, we have provided the following Outstanding Equity Awards at Fiscal Year-End table to summarize the equity awards made to our Named Executive Officers which are outstanding as of December 31, 2009.

	Stock Awards
			Market Value
			of Shares
	Number of		or Units of
	Shares or Units		Stock that
	of Stock that		have not
	have not Vested		Vested(1)
Name	(#)		($)

Michael E. Reed	100,000	(2)(3)	$20,000
	100,000	(2)(4)	20,000
	1,817	(5)	363
	7,956	(6)	1,591
	7,955	(7)	1,591
Melinda A. Janik	33,334	(8)	$6,667
	33,333	(9)	6,667
	33,333	(10)	6,667
Mark Maring	25,424	(11)(12)	$5,085
	25,424	(11)(13)	5,085
	25,424	(11)(14)	5,085
Kirk Davis	16,667	(15)	$3,333
	16,667	(16)	3,333
	1,989	(6)	398
	1,989	(7)	398
Polly G. Sack	5,000	(17)(18)	$1,000
	5,000	(17)(19)	1,000
	1,817	(5)	363
	3,978	(6)	796
	3,978	(7)	796

(1)	The amounts set forth in this column equal the number of shares of restricted stock indicated multiplied by the closing price of our common stock ($0.20) on December 31, 2009, the last trading day of 2009. There can be no assurance that the amounts shown in the table will ever be realized by the Named Executive Officer.

(2)	Pursuant to his employment agreement, Mr. Reed received a one-time grant of 300,000 shares of restricted common stock. On March 1, 2009, one-third of the initial stock grant vested; the remainder will vest ratably on March 1, 2010 and March 1, 2011 (the fourth and fifth anniversaries of his employment agreement’s effective date).

(3)	Shares of restricted stock vest on March 1, 2010.

(4)	Shares of restricted stock vest on March 1, 2011.

(5)	Shares of restricted stock vest on January 2, 2010.

(6)	Shares of restricted stock vest on January 3, 2010.

(7)	Shares of restricted stock vest on January 3, 2011.

(8)	Shares of restricted stock vest on February 6, 2010.

(9)	Shares of restricted stock vest on February 6, 2011.

(10)	Shares of restricted stock vest on February 6, 2012.

(11)	Pursuant to his offer letter, Mr. Maring received an initial stock grant of 76,272 shares. Mr. Maring’s initial stock grant was issued under the Incentive Plan. Such grant vests ratably on April 4, 2011, April 4, 2012 and April 4, 2013.

(12)	Shares of restricted stock vest on April 4, 2011.

(13)	Shares of restricted stock vest on April 4, 2012.

(14)	Shares of restricted stock vest on April 4, 2013.

(15)	Shares of restricted stock vest on October 26, 2010.

(16)	Shares of restricted stock vest on October 26, 2011.

(17)	Pursuant to her employment agreement, Ms. Sack received an Initial Stock Grant of 15,000 shares. On May 17, 2009, one-third of the Initial Stock Grant vested, the remainder will vest ratably on May 17, 2010 and May 17, 2011 (the fourth and fifth anniversaries of her employment agreement’s effective date).

(18)	Shares of restricted stock vest on May 17, 2010.

(19)	Shares of restricted stock vest on May 17, 2011.

2009 Option Exercises and Stock Vested

We have provided the following Option Exercises and Stock Vested table to provide additional information about the value realized by our Named Executive Officers on option award exercises and stock award vesting during the fiscal year ending December 31, 2009.

	Stock Awards
	Number of
	Shares
	Acquired on	Value Realized
Name	Vesting(#)	on Vesting ($)

Michael E. Reed	109,774	$9,391
Melinda A. Janik	—	—
Mark Maring	—	—
Kirk Davis	18,656	5,080
Polly G. Sack	15,426	2,571

2009 Pension Benefits

We do not offer retirement benefits to any of our Named Executive Officers.

2009 Nonqualified Deferred Compensation

None of our Named Executive Officers were participants in or made contributions to or withdrawals from any of our nonqualified deferred compensation plans during the fiscal year ending December 31, 2009.

Potential Payments Upon Termination or Change of Control

The table beginning on page 36 of this proxy statement estimates the amount of compensation payable to each of our Named Executive Officers in the event of termination of such executives’ employment upon voluntary termination, termination for cause, death, disability, retirement, involuntary not for cause termination, and termination following a change of control. The amounts shown are estimates assuming that such termination was effective as of December 31, 2009. A Named Executive Officer is entitled to receive amounts earned during his or her term of employment regardless of the manner in which the Named Executive Officer’s employment is terminated. These amounts include accrued but unpaid base salary and accrued and unused vacation pay through the date of such termination (the “Accrued Benefits”). These amounts are not shown in the table. The termination provisions in the employment agreements of certain of our Named Executive Officers are substantially identical and are summarized below.

The Management Stockholder Agreements contain a call option exercisable at our discretion pursuant to which we may purchase certain of our Named Executive Officers nonforfeited common stock, which are subject to the Management Stockholder Agreements, upon termination of the Named Executive Officer’s employment for any reason (the “Call Option”). The amount we will pay a Named Executive Officer is determined as follows: (a) in the case of a termination for cause, the lower of the purchase price of $1,000 per share or the fair market value (as determined by the Board) or (b) in the case of a termination for any reason other than cause, the fair market value (as determined by the Board).

Additionally, under the Incentive Plan, if a Named Executive Officer’s employment is terminated for any reason, we will immediately repurchase any remaining unvested restricted shares at a price equal to the par value ($.01) per share (the “Repurchase Obligation”).

Payments Made Upon Voluntary Termination and Termination for Cause

Under the employment agreements, if certain of our Named Executive Officers’ employment is voluntarily terminated or terminated by us for cause, that Named Executive Officer would not be entitled to any further compensation or benefits other than Accrued Benefits. Mr. Reed and Ms. Sack would forfeit all unvested shares subject to their respective initial stock grants and any restricted stock bonuses and, in the case of termination due to an act of dishonesty committed in connection with our business, Mr. Reed and Ms. Sack would forfeit all shares subject to their respective initial stock grants and any restricted stock bonuses. Under the Management Stockholder Agreements, we may exercise our Call Option. Under the Incentive Plan, we will purchase any remaining unvested restricted shares pursuant to our Repurchase Obligation.

Payments Made Upon Death, Disability or Retirement

Under the employment agreements, if certain of our Named Executive Officers’ employment is terminated by reason of death, that Named Executive Officer would not be entitled to receive any further compensation or benefits other than the Accrued Benefits and life insurance benefits. Certain Named Executive Officers receive basic life insurance equal to one times the executive’s salary and an additional voluntary death benefit only if it is paid for by the Named Executive Officer. If the Named Executive Officer’s employment is terminated by reason of disability or retirement, the Named Executive Officer shall not be entitled to receive any further compensation or benefits other than the Accrued Benefits. If the Named Executive Officer fails to perform his or her duties as a result of disability or incapacity, the Named Executive Officer shall continue to receive his or her base salary and all other benefits and all other compensation unless and until his or her employment is terminated.

Under the Management Stockholder Agreements, if certain of our Named Executive Officers’ employment is terminated by reason of death or disability, the Named Executive Officer shall be entitled to the restricted shares that would have vested on the next anniversary date following the date of such termination, but in no event less than one-third (1/3) of the restricted shares. In addition, we may exercise our Call Option.

Under the Incentive Plan, if the Named Executive Officer’s employment is terminated by reason of death or disability, the Named Executive Officer shall be entitled to the restricted shares that would have vested on the next vesting date following the date of such termination. In addition, we will purchase any remaining unvested restricted shares pursuant to our Repurchase Obligation.

Payments Made Upon Involuntary not for Cause Termination, or Change in Control with Termination

Under the employment agreements and/or offer letters of certain of our Named Executive Officers, if their employment is terminated by us other than for cause, they shall be entitled to:

(a) the Accrued Benefits;

(b) an amount equal to twelve months’ current base salary;

(c) the annual bonus including any declared bonus not yet paid;

(d) continuation of the Named Executive Officer’s health benefits at the same levels until the earlier of (i) the time it takes the Named Executive Officer to become eligible for benefits from a new employer or (ii) twelve months from the date of termination;

(e) the shares subject to the initial stock grant and any additional restricted stock bonuses that would have vested on the next anniversary date following the date of such termination, but in no event less than one-third (1/3) each of the shares subject to the initial stock grant and any additional restricted stock bonuses;

(f) if such termination occurs within twelve months of a change in control, 100% of the remaining unvested shares subject to the initial stock grant and any additional restricted stock bonuses will automatically vest; and

(g) under the Management Stockholder Agreements, we may exercise our Call Option.

Under the Incentive Plan, if the Named Executive Officer’s employment is terminated without cause, the Named Executive Officer shall be entitled to the restricted shares that would have vested on the next vesting date following the date of such termination. In addition, we will purchase any remaining unvested restricted shares pursuant to our Repurchase Obligation. If the termination occurs within twelve months of a change in control, 100% of the remaining unvested shares will automatically vest.

The employment agreements reference the definition of change in control in the Incentive Plan. The Incentive Plan defines a change in control as:

(a) any person acquiring 50.1% or more of our voting securities (other than securities acquired directly from us or our affiliates); or

(b) upon the consummation of a merger or consolidation of us or any subsidiary other than a merger or consolidation where at least a majority of the Board immediately following the merger or consolidation is at least a majority of the board of the surviving entity or its ultimate parent; or

(c) upon the approval by the stockholders of a complete liquidation or dissolution of our company of all or substantially all of our assets, other than (i) a sale or disposition by us of our assets to an entity of which at least 50.1% of the voting power is owned by our stockholders or (ii) a sale or disposition of all or substantially all of our assets immediately following which the Board members immediately prior thereto constitute at least a majority of the Board members of the entity who bought the assets or if the buyer is a subsidiary, the buyer’s ultimate parent.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

	Michael E.	Melinda A.	Mark	Kirk	Polly G.
Event	Reed	Janik	Maring	Davis	Sack

Voluntary Termination and Termination for Cause
Call Option(1)	$5,000	$0	$0	$0	$0
Repurchase Obligation(3)	177	1,000	763	373	198

Total	$5,177	$1,000	$763	$373	$198
Death
Accelerated restricted stock	$21,955	$6,667	$5,085	$3,731	$2,159
Call Option(1)(2)	5,000	0	0	0	0
Repurchase Obligation(3)	80	667	508	187	90
Life insurance proceeds	500,000	275,000	200,000	461,261	260,000

Total	$527,035	$282,334	$205,593	$465,179	$262,249
Disability
Accelerated restricted stock	$21,955	$6,667	$5,085	$3,731	$2,159
Call Option(1)(2)	5,000	0	0	0	0
Repurchase Obligation(3)	80	667	508	187	90

Total	$27,035	$7,334	$5,593	$3,918	$2,249

	Michael E.	Melinda A.	Mark	Kirk	Polly G.
Event	Reed	Janik	Maring	Davis	Sack

Retirement
Call Option(1)	$5,000	$0	$0	$0	$0
Repurchase Obligation(3)	177	1,000	763	373	198

Total	$5,177	$1,000	$763	$373	$198
Involuntary not for Cause Termination
Annual Bonus	$200,000	$137,500	$140,000	$250,000	$125,000
Accelerated restricted Stock	21,955	6,667	5,085	3,731	$2,159
Call Option(1)(2)	5,000	0	0	0	0
Repurchase Obligation(3)	80	667	508	187	90
Cash severance payment	500,000	275,000	200,000	461,261	260,000
Continued health care benefits	7,689	3,243	7,689	7,689	7,181

Total	$734,724	$423,077	$353,282	$722,868	$394,430
Change in Control with Termination
Annual Bonus	$200,000	$137,500	$140,000	$250,000	$125,000
Accelerated restricted stock	43,546	20,000	15,254	7,462	3,955
Call Option(1)(2)	5,000	0	0	0	0
Cash severance payment	500,000	275,000	200,000	461,261	260,000
Continued health care benefits	7,689	3,243	7,689	7,689	7,181

Total	$756,235	$435,743	$362,943	$726,412	$396,136

(1)	The amounts set forth in this row assume that we exercise our Call Option as provided under all of the Management Stockholder Agreements and pay the Named Executive Officer the fair market value, based on the closing price of its common stock ($.20) on December 31, 2009, the last trading day of 2009.

(2)	The amounts set forth in this row could also include the accelerated restricted stock amount identified in the preceding row, but are not included herein to avoid counting this potential payment twice.

(3)	The amounts set forth in this row assume that we purchase any remaining unvested restricted shares pursuant to our Repurchase Obligation as provided under the Incentive Plan and pay the Named Executive Officer the par value ($.01) per share.

AUDIT COMMITTEE REPORT

Management has the primary responsibility for the integrity of the Company’s financial information and the financial reporting process, including the system of internal control over financial reporting. The Company’s independent registered public accounting firm is responsible for conducting independent audits of the Company’s financial statements and management’s assessment of the effectiveness of internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States) and expressing an opinion on the financial statements and management’s assessment based upon those audits. The Audit Committee is responsible for overseeing the conduct of these activities.

As part of its oversight responsibility, the Audit Committee has:

•	reviewed and discussed the audited financial statements, the adequacy of financial controls and the effectiveness of the Company’s internal control over financial reporting with management and the Company’s independent registered public accounting firm;

•	discussed with the Company’s independent registered public accounting firm the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T;

•	received the written disclosures and the letter from the Company’s independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence; and

•	discussed with it that firm’s independence.

Based upon the reviews and discussions, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2009 for filing with the SEC.

By: the Audit Committee

Kevin M. Sheehan, Chairman
Burl Osborne

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our directors and executive officers, as well as each person or group holding more than 10% of our common stock, to file reports of ownership and changes in ownership of our equity securities with the SEC. During 2009, all of our directors, executive officers and persons or groups holding more than 10% of our common stock complied in a timely manner with the filing requirements of Section 16(a) of the Exchange Act, with the exception of Fortress, which filed two late reports disclosing one late transaction in each such filing. In making this statement, we relied solely on the written representations of our directors, executive officers and persons or groups holding more than 10% of our common stock and copies of the reports that they have filed with the SEC.

OTHER MATTERS

Expense and Method of Proxy Solicitation

The enclosed proxy is solicited by the Board and the entire cost of solicitation will be paid by GateHouse Media. In addition, GateHouse Media may reimburse banks, brokers and other nominees for costs reasonably incurred by them in forwarding proxy materials to beneficial owners of its common stock. GateHouse Media officers and other employees may also solicit the return of proxies. Proxies will be solicited by personal contact, mail, telephone and electronic means.

Householding Information

Some banks, brokers and other nominees are participating in the practice of “householding” proxy statements and annual reports. This means that beneficial holders of our common stock who share the same address or household may not receive separate copies of this proxy statement and our 2009 Annual Report on Form 10-K or Notice of Internet Availability of Proxy Materials, as applicable. We will promptly deliver an additional copy of any of these documents to you if you write us at: GateHouse Media, Inc. 350 WillowBrook Office Park, Fairport, New York 14450, Attention: Investor Relations or contact Mark Maring at (585) 598-6874.

Annual Report on Form 10-K

We will provide to each stockholder who is solicited to vote at the 2010 Annual Meeting of Stockholders, upon the request of such person and without charge, another free copy of its 2009 Annual Report on Form 10-K. Please write us at: 350 WillowBrook Office Park, Fairport, New York 14450, Attention: Investor Relations.

☐ ■
GATEHOUSE MEDIA, INC.
PROXY/VOTING INSTRUCTION CARD
PROXY SOLICITED BY THE BOARD FOR ANNUAL MEETING OF STOCKHOLDERS
     The undersigned hereby appoints GARRETT CUMMINGS and MONICA TREVISO, or either of them, each with full power of substitution and revocation, as the proxy or proxies of the undersigned to represent the undersigned and vote all shares of common stock of GateHouse Media, Inc. that the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of GateHouse Media, Inc., to be held in the Board Room at GateHouse Media, Inc., located at 350 WillowBrook Office Park, Fairport, NY 14450 on Thursday, May 27, 2010 at 9:00 a.m., local time, including any adjournments and postponements thereof, upon the matters set forth on the reverse side and more fully described in the notice of meeting and proxy statement for said Annual Meeting, and in their discretion upon all other matters that may properly come before said Annual Meeting. This Proxy revokes any prior Proxy given by the undersigned.
CONTINUED AND TO BE SIGNED ON REVERSE SIDE

COMMENTS:

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ANNUAL MEETING OF STOCKHOLDERS OF
GATEHOUSE MEDIA, INC.
May 27, 2010

PROXY VOTING INSTRUCTIONS

TELEPHONE - Call toll free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718 921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call and use the Company Number and Account Number shown on your proxy card.
Vote by phone until 11:59 PM EDT the day before the meeting.
MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.
IN PERSON - You may vote your shares in person by attending the Annual Meeting.

COMPANY NUMBER
ACCOUNT NUMBER

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The proxy statement, including the notice of meeting, and annual report are available at http://investors.gatehousemedia.com/annuals.cfm

Please detach along perforated line and mail in the envelope provided. IF you are not voting via telephone.

■ 10030000000000001000 2	052710

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE DIRECTOR AND “FOR” PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE☒

1. ELECTION OF THE DIRECTOR:			FOR	AGAINST	ABSTAIN
☐ FOR NOMINEE ☐ WITHHOLD AUTHORITY FOR NOMINEE	NOMINEE: Richard L. Friedman
2.  RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

3. With discretionary authority on such other matters as may properly come before the Annual Meeting.
			☐	☐	☐

THE SHARES COVERED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE CHOICES MADE. WHEN NO CHOICE IS MADE, THIS PROXY WILL BE VOTED FOR THE LISTED NOMINEE FOR DIRECTOR AND FOR RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND AS THE PROXY HOLDERS DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

The Annual Meeting may be held as scheduled only if a majority of the shares outstanding are represented at the Annual Meeting by attendance or proxy. Accordingly, please complete this proxy, and return it promptly.

Mark here if you plan to attend the Annual Meeting ☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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ANNUAL MEETING OF STOCKHOLDERS OF
GATEHOUSE MEDIA, INC.
May 27, 2010
NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The proxy statement, including the notice of meeting, and annual report are available at http://investors.gatehousemedia.com/annuals.cfm
Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.

Please detach along perforated line and mail in the envelope provided.

■ 10030000000000001000 2	052710

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE DIRECTOR AND “FOR” PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE☒

1. ELECTION OF THE DIRECTOR:			FOR	AGAINST	ABSTAIN
☐ FOR NOMINEE ☐ WITHHOLD AUTHORITY FOR NOMINEE	NOMINEE: Richard L. Friedman
2.  RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

3. With discretionary authority on such other matters as may properly come before the Annual Meeting.
			☐	☐	☐

THE SHARES COVERED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE CHOICES MADE. WHEN NO CHOICE IS MADE, THIS PROXY WILL BE VOTED FOR THE LISTED NOMINEE FOR DIRECTOR AND FOR RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND AS THE PROXY HOLDERS DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

The Annual Meeting may be held as scheduled only if a majority of the shares outstanding are represented at the Annual Meeting by attendance or proxy. Accordingly, please complete this proxy, and return it promptly.

Mark here if you plan to attend the Annual Meeting ☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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